Exhibit 3.18

STATE OF WASHINGTON	ARTICLES OF AMENDMENT -WASHINGTON
SECRETARY OF STATE	PROFIT CORPORATION

FILED SECRETARY OF STATE
SAM REED
JANUARY 27, 2005
STATE OF WASHINGTON

(IMPORTANT) Person to contact about this filing	Daytime Phone Number (with area code)
Kevin L. Bloomfield	314-854-8030
AMENDMENT TO ARTICLES OF INCORPORATION
NAME OF CORPORATION (As currently recorded with the Office of the Secretary of State) Cable Design Technologies, Inc.

UBI NUMBER	CORPORATION NUMBER (If known)	AMENDMENTS TO ARTICLES OF
601 124 888		INCORPORATION WERE ADOPTED ON

Date:

EFFECTIVE DATE OF ARTICLES OF AMENDMENT
(Specified effective date may be up to 30 days AFTER receipt of the document by the Secretary of State)
☐ Specific Date
☑ Upon filing by the Secretary of State
ARTICLES OF AMENDMENT WERE ADOPTED BY (Please check ONE of the following)
☐ Incorporators. Shareholders action was not required
☐ Board of Directors. Shareholders action was not required
☑ Duly approved shareholder action in accordance with Chapter 23B.10 RCW
AMENDMENTS TO THE ARTICLES OF INCORPORATION ARE AS FOLLOWS
If amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment must be included. If necessary, attach additional amendments or information
Name changed to “Belden CDT Networking, Inc.”
SIGNATURE OF OFFICER
This document is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.

/s/ Kevin Bloomfield
Signature of Officer

Kevin L. Bloomfield
Printed Name

1/25/05
Date

CERTIFICATE OF MERGER
MERGING
Phalo Cable Corporation
a Delaware corporation
INTO
Cable Design Technologies Inc.
a Washington corporation
FILED
STATE OF WASHINGTON
AUG — 7 1995
RALPH MUNRO
SECRETARY OF STATE
In accordance with Section 23B.11.070 of the Business Corporation Act of the State of Washington
Cable Design Technologies Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Washington (the “Corporation”), desiring to merge Phalo Cable Corporation, a Delaware corporation, with and into itself, pursuant to the provisions of Section 23B.11.070 of the Business Corporation Act of the State of Washington, DOES HEREBY CERTIFY as follows:
FIRST: The name and the state of incorporation of each of the constituent corporations of the merger (the “Merger”) are as follows:

Name	State of Incorporation
Phalo Cable Corporation	Delaware
Cable Design Technologies Inc.	Washington
SECOND: An Agreement and Plan of Merger between the parties to the Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 23B.11.010 of the Business Corporation Act of the State of Washington.
THIRD: The name of the surviving corporation of the Merger is Cable Design Technologies Inc. (the “Surviving Corporation”).
FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this Merger may be amended or terminated and abandoned by the Board of Directors of the Surviving Corporation at any time prior to the date of filing the Certificate of Merger with the Secretary of State of Washington.
FIFTH: The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Surviving Corporation.
SIXTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is: Foster Plaza 7, 661 Andersen Drive, Pittsburgh, PA 15201.
SEVENTH A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost to any stockholder of any constituent corporation.
EIGHTH: The Merger shall be effective upon the filing with the Secretary of State of Washington.
IN WITNESS WHEREOF, the undersigned, for the purpose of effectuating the Merger of the constituent corporations, pursuant to the Business Corporation Act of the State of Washington, under penalties of perjury do hereby declare and certify that this is the act and deed of the Corporation and the facts contained herein are true and accordingly have hereunto signed this Certificate of Merger as of this 31 day of July, 1995.

Cable Design Technologies Inc.

By:	/s/ Ken Hale
Name:	Ken Hale
Title:	Vice President

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger dated as of July 31, 1995, between Phalo Cable Corporation, a Delaware corporation (“Phalo”), and Cable Design Technologies Inc., a Washington corporation (“CDT”) (Phalo and CDT collectively shall be the “Constituent Corporations”).
WHEREAS, Phalo is a corporation duly organized and existing under the laws of the State of Delaware with an authorized capital stock of 1,000 shares of common stock, without par value, (the “Phalo Common Stock”) of which 100 shares of the Phalo Common Stock are issued and outstanding as of the date of this Agreement;
WHEREAS, CDT is a corporation duly organized and existing under the laws of the State of Washington with an authorized capital stock of 1000 shares of common stock, with a par value of $1.00 per share, (the “CDT Common Stock”) of which 1000 shares of the CDT Common Stock are issued and outstanding as of the date of this Agreement;
WHEREAS, the respective board of directors of each of the Constituent Corporations have determined that it is in each of their best interests to effect certain exchanges and other transactions described in this Agreement, that Phalo merge with and into CDT with CDT being the surviving corporation, and that the directors and stockholders of each of the Constituent Corporations have approved the merger on the terms and conditions set forth herein in accordance with the applicable provisions of the laws of the State of Washington;
NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereby agree that, in accordance with the applicable statutes of the State of Washington, Phalo shall be merged into CDT, with CDT being the surviving corporation, and that the terms and conditions of such merger (the “Merger”), the mode of carrying it into effect and the manner and basis of converting the shares effected by the Merger shall be as follows:
1. The Merger. Upon the terms and conditions hereinafter set forth and in accordance with the Business Corporation Act of Washington on the day of the Effective Time, Phalo shall be merged with and into CDT and thereupon the separate existence of Phalo shall cease, and CDT, as the surviving corporation (the “Surviving Corporation”), shall continue to exist under and be governed by the Business Corporation Act of the State of Washington.
2. Filing. Phalo and CDT will cause the Certificate of Merger, in compliance with the provisions of applicable law to be executed and filed with the Secretary of State of Washington (the “Certificate of Merger”).
3. Effective Date of Merger. The Merger shall become effective immediately upon the filing of the Certificate of Merger with the Secretary of State of Washington (the “Effective Time”).
4. Certificate of Incorporation and By-laws. At the Effective Time, the Certificate of Incorporation of CDT shall be the Certificate of Incorporation of the Surviving Corporation. The by-laws of CDT shall be the by-laws of the Surviving Corporation,
5. Directors and Officers. The persons who are directors of CDT immediately prior to the Effective Time shall, after the Effective Time, serve as the directors of the Surviving Corporation, and the officers of CDT immediately prior to the Effective Time shall, after the Effective Time, serve as the officers of the Surviving Corporation; in each case, such directors and officers to serve until their successors have been duly elected and qualified in accordance with the Certificate of Incorporation and the by-laws of the Surviving Corporation, respectively.
6. Conversion. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of the Phalo Common Stock, each share of the Phalo Common Stock, which is issued and outstanding immediately prior to the Effective Time, shall be cancelled and shall reflect no interest in the surviving corporation.

7. Effect of Merger. On and after the Effective Time, the Surviving Corporation shall possess all the assets of every description, and every interest in the assets, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of each of Phalo and CDT and all obligations belonging to or due to each of Phalo and CDT, all of which vested in the Surviving Corporation without further act or deed. The Surviving Corporation shall be liable for all the obligations of Phalo and CDT; any claim existing, or action or proceeding pending, by or against Phalo or CDT may be prosecuted to judgment, with right of appeal, as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place; and all the rights of creditors of each of Phalo and CDT shall be preserved unimpaired.
* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

Phalo Cable Corporation

By:	/s/ Ken Hale

Name:	Ken Hale

Title:	Vice President

Attest:

By:	/s/ Patrick J. Walsh

Name:	Patrick J. Walsh

Title:	Director of Tax

Cable Design Technologies Inc.

By:	/s/ Paul M. Olson

Name:	Paul M. Olson

Title:	President/C.E.O.

Attest:

By:	/s/ Daniel C. Meyer

Name:	Daniel C. Meyer

Title:	Corp. Controller

ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF
INTERCOLE INC.
FILED
STATE OF WASHINGTON
SEP 28 1992
RALPH MUNRO
SECRETARY OF STATE
Adopted in accordance with the provisions of Sections 23B.10.010 and 23B.10.060 of the Washington Business Corporation Act
Paul M. Olson and Kenneth O. Hale, being the President and Secretary respectively of Intercole Inc., a corporation existing under the laws of the State of Washington (the “Corporation”), do hereby certify as follows:
FIRST: The Articles of Incorporation of the Corporation (the “Articles of Incorporation”) is hereby amended by amending Article 1. in its entirety to read as follows:
“ARTICLE 1. NAME
The name of the Corporation is Cable Design Technologies Inc.”
SECOND: That the Board of Directors of the Corporation approved the foregoing amendment in accordance with Section 23B.10.030 of the Washington Business Corporation Act on September 14th, 1992. The foregoing amendment does not require shareholder action.
IN WITNESS WHEREOF, the undersigned, being the President and Secretary hereinabove named, for the purpose of amending the Articles of Incorporation of the Corporation pursuant to the Washington Business Corporation Act, under penalties of perjury do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Articles of Amendment of Articles of Incorporation this 14th day of September, 1992.

INTERCOLE INC.

By:	/s/ Paul M. Olson

Paul M. Olson
President

ATTEST:

By:	/s/ Kenneth O. Hale

Kenneth O. Hale
Secretary

ARTICLES OF MERGER
MONTROSE ACQUISITION CORPORATION
AND
INTERCOLE INC.
FILED
JAN 26 1989
SECRETARY OF STATE
STATE OF WASHINGTON
Pursuant to the provisions of RCW 23A.20.050, the following Articles of Merger are executed in duplicate for the purpose of merging Montrose Acquisition Corporation, a Delaware corporation (the “Subsidiary Corporation”), into Intercole Inc., a Washington corporation (the “Surviving Corporation”).
1. The Agreement and Plan of Merger is attached hereto as Exhibit A.
2. The number of outstanding shares of each class of the Subsidiary Corporation and the number of such shares of each class owned by the Surviving Corporation are as follows:

		Number of Shares of Subsidiary
	Number of Shares of Subsidiary	Corporation Owned by Surviving
Class	Corporation Outstanding	Corporation
Common	1,000	1,000
3. A copy of the Agreement and Plan of Merger was delivered to the sole shareholder of the Subsidiary Corporation on January 25, 1989, and a waiver of the thirty-day time period prescribed by RCW 23A.20.050(4) is attached hereto as Exhibit B.
Dated: January 25, 1989

INTERCOLE INC.

By	/s/ Paul M. Olson

Paul M. Olson, President

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made January 25, 1989, by and between Montrose Acquisition Corporation, a Delaware corporation (“Montrose”) and Intercole Inc., a Washington corporation (“Intercole”). Montrose and Intercole are sometimes collectively referred to in this Agreement as the “Constituent Corporations.”
RECITALS
A. Montrose is a corporation organized and existing under the laws of the State of Delaware, with its principal office in Washington, Pennsylvania.
B. Intercole is a corporation organized and existing under the laws of the State of Washington, with its principal office in Washington, Pennsylvania.
C. The authorized capital stock of Montrose consists of 100,000 shares of common stock having a par value of $.01 per share, of which 1,000 shares have been duly issued and are outstanding on the date hereof.
D. The authorized capital stock of Intercole consists of 1,000 shares of common stock having a par value of $1.00 per share, all of which shares have been duly issued and are outstanding on the date hereof and 20,000 shares of cumulative redeemable preferred stock having a par value of $1.00 per share, all of which shares have been duly issued and are outstanding on the date hereof.
E. Montrose and Intercole deem it advisable and in the best interests of each corporation that Montrose be merged into Intercole as authorized by the laws of the State of Washington and of the State of Delaware and pursuant to the terms and conditions of this Agreement.
AGREEMENTS
In consideration of the foregoing recitals and of the covenants and agreements hereinafter set forth and for the purpose of prescribing the terms and conditions of such merger, the parties agree as follows:
1. Merger. Montrose shall be merged into Intercole (hereinafter sometimes called the “Surviving Corporation”) pursuant to the applicable provisions of the Washington Business Corporation Act, the Delaware General Corporation Law and in accordance with the terms and conditions of this Agreement. Upon completion of the following events:
(a) the approval of the plan of merger as stated herein by the Board of Directors of each of each of the Constituent Corporations,
(b) the execution in duplicate by Intercole of Articles of Merger incorporating this Agreement and the filing of such Articles of Merger by the Secretary of State of the State of Washington, and
(c) the execution in duplicate by Intercole of a Certificate of Merger referencing this Agreement and the filing of such Certificate of Merger by the Secretary of State of the State of Delaware.
the merger shall become effective at 11:59 p.m., Eastern time, on January 27, 1989, and such date shall be the “date of the merger” as that phrase is used herein.
2. Articles of Incorporation. The Articles of Incorporation of Intercole in effect on the date of the merger shall be the Articles of Incorporation of the Surviving Corporation until the same shall be further altered, amended or repealed as therein provided.
3. Bylaws. The Bylaws of Intercole in effect on the date of the merger shall be and remain the Bylaws of the Surviving Corporation until the same shall be altered, amended or repealed as therein provided.

4. Directors and Officers. The directors and officers of Intercole shall be the directors and officers of the Surviving Corporation on the date of the merger and shall hold office in accordance with and subject to the Articles of Incorporation and Bylaws of the Surviving Corporation.
5. Conversion of Shares. Concurrently with the consummation of the merger contemplated herein, all of the outstanding shares of common stock of Montrose shall be cancelled and the sole shareholder thereof shall receive in conversion and exchange for such outstanding shares all of the property and assets of Montrose.
6. Rights, Duties, Powers, Liabilities, Etc. On the date of the merger, the separate existence of Montrose shall cease, and Montrose shall be merged in accordance with the provisions of this Agreement into the Surviving Corporation which shall possess all the properties and assets, and all the rights, privileges, powers, immunities and franchises, of whatever nature and description, and shall be subject to all restrictions, disabilities, duties and liabilities, of each of the Constituent Corporations; and all such things shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested by deed or otherwise in any of the Constituent Corporations, shall not revert or be in any way impaired by reason of such merger, but shall pass to and be owned by the Surviving Corporation without further act or deed. Any claim existing or action or proceeding, whether civil, criminal or administrative, pending by or against any Constituent Corporation, may be prosecuted to judgment or decree as if such merger had not taken place, and the Surviving Corporation may be substituted in any such action or proceeding.
7. Implementation.
(a) Each of the Constituent Corporations hereby agrees that at any time or from time to time as and when requested by the Surviving Corporation, or by its successors or assigns, it will so far as it is legally able, execute and deliver, or cause to be executed and delivered in its name by its last acting officers, or by the corresponding officers of the Surviving Corporation, each of whom is hereby irrevocably appointed as attorney-in-fact for such purposes, all such conveyances, assignments, transfers, deeds or other instruments, and will take or cause to be taken such further or other actions as the Surviving Corporation, its successors or assigns, may deem necessary or desirable in order to evidence the transfer, vesting and devolution of any property, right, privilege, power, immunity or franchise to vest or perfect in or confirm to the Surviving Corporation, its successors or assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises and interests referred to in this Agreement and otherwise to carry out the intent and purposes hereof.
(b) Each of the Constituent Corporations shall take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under the laws of the State of Washington and the laws of the State of Delaware to consummate and make effective the merger.
8. Capital. On the date of the merger, the outstanding shares of capital stock of the Surviving Corporation shall continue unchanged.
9. Termination. This Agreement may be terminated for any reason at any time before (a) the filing of Articles of Merger by the Secretary of State of the State of Washington and (b) the filing of a Certificate of Merger by the Secretary of State of the State of Delaware, by resolution of the Board of Directors of each of the Constituent Corporations, for any reason deemed appropriate by them.
10. Amendment. This Agreement may, to the extent permitted by law, be amended, supplemented or interpreted at any time by action taken by the Board of Directors of each of the Constituent Corporations.
Dated this 25th day of January, 1989.

MONTROSE ACQUISITION CORPORATION

By	/s/ Paul M. Olson

Paul M. Olson, President

ATTEST:

/s/ Kenneth O. Hale
Kenneth O. Hale
Assistant Secretary

INTERCOLE INC.

By	/s/ Paul M. Olson

Paul M. Olson, President

ATTEST:

/s/ Kenneth O. Hale
Kenneth O. Hale
Assistant Secretary
The undersigned hereby certifies that the foregoing Agreement and Plan of Merger was adopted by the Board of Directors of Intercole Inc. without any vote by the shareholders of Intercole Inc., pursuant to the provisions of Section 23A.20.050 of the Washington Business Corporation Act.

Date: January 25, 1989

/s/ Kenneth O. Hale
Kenneth O. Hale
Assistant Secretary of Intercole Inc.
The undersigned hereby certifies that the foregoing Agreement and Plan of Merger was adopted by the affirmative vote of the sole stockholder of Montrose Acquisition Corporation.

Date: January 25, 1989

/s/ Kenneth O. Hale
Kenneth O. Hale
Assistant Secretary of Montrose Acquisition Corporation

WAIVER
The undersigned, being the sole shareholder of Montrose Acquisition Corporation, a Delaware corporation, hereby waives its rights under Section 23A.20.050(4) of the Revised Code of Washington.
Dated this 25th day of January, 1989.

INTERCOLE INC.

By	/s/ Paul M. Olson

Paul M. Olson, President

ARTICLES OF MERGER
MERGING WEST PENN WIRE CORPORATION
WITH AND INTO
INTERCOLE INC.
FILED AUG 19 1988
SECRETARY OF STATE
STATE OF WASHINGTON
INTERCOLE INC., a Washington corporation (the “Corporation”), desiring to merge the foreign subsidiary corporation described in paragraph FIRST below pursuant to RCW 23A.20.050 does hereby certify as follows:
FIRST: That the Corporation owns one share of Common Stock, par value $.01 per share, which constitutes all of the issued and outstanding shares of capital stock of WEST PENN WIRE CORPORATION, a Pennsylvania corporation (the “Subsidiary”).
SECOND: That the Corporation shall be the surviving corporation.
THIRD: That a Plan of Merger, attached hereto and made a part hereof, was approved by the directors of the Corporation and the Subsidiary.
FOURTH: That the Corporation as sole shareholder of the Subsidiary, has waived its right to mailed notice of the Plan of Merger.
FIFTH: That the merger of the Subsidiary with and into the Corporation shall become effective upon the filing of these Articles of Merger with the Washington Secretary of State’s office.
IN WITNESS WHEREOF, the undersigned, being a duly elected and authorized officer of the Corporation, under penalties of perjury hereby declares and certifies that these Articles of Merger are the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed these Articles of Merger this 12th day of August, 1988.

INTERCOLE, INC.

BY:	/s/ Paul Olson

Paul Olson, President

PLAN OF MERGER
MERGING
WEST PENN WIRE CORPORATION
WITH AND INTO INTERCOLE INC.
ARTICLE FIRST
The names of the corporations proposing to merge are:
1.1 Intercole, a Washington Corporation (hereinafter referred to as “Intercole” or as the “Surviving Corporation”).
1.2 West Penn Wire Corporation, a Pennsylvania corporation and wholly-owned subsidiary of Intercole (the “Subsidiary”), with authorized capital stock consisting of 100 shares of Common Stock, par value $.01 per share, of which 1 share is issued to Intercole.
ARTICLE SECOND
On the Effective Date (as such term is hereinafter defined), the Subsidiary shall merge with and into Intercole which shall survive and shall continue after such merger to exist under and by virtue of the laws of the State of Washington. The corporate identity, existence, powers, franchises, rights and immunities of Intercole shall continue unaffected and unimpaired by the merger, and the corporate identity, existence, powers, franchises, rights and immunities of the Subsidiary shall be merged with and into the Surviving Corporation, and the Surviving Corporation shall be fully vested therewith. The separate existence of the Subsidiary, except insofar as it may be continued by reason of the laws of the State of Pennsylvania, shall cease upon the Effective Date of this Plan of Merger and thereupon the Subsidiary and the Surviving Corporation shall become a single corporation.
ARTICLE THIRD
The Articles of Incorporation of Intercole as the same shall exist immediately prior to the Effective Date shall be the Articles of Incorporation of the Surviving Corporation.
ARTICLE FOURTH
All of the issued and outstanding shares of stock of the Subsidiary are owned by Intercole. On the Effective Date, the issued and outstanding shares of the Subsidiary shall be deemed cancelled. The issued and outstanding shares of Intercole shall remain outstanding and unchanged and shall represent issued shares of the Surviving Corporation.
ARTICLE FIFTH
The By-Laws of Intercole as the same shall exist immediately prior to the Effective Date shall be the By-Laws of the Surviving Corporation.
ARTICLE SIXTH
The board of directors of Intercole immediately prior to the Effective Date shall be the board of directors of the Surviving Corporation.
ARTICLE SEVENTH
The officers of Intercole immediately prior to the Effective Date shall be the officers of the Surviving Corporation.

ARTICLE EIGHTH
The first annual meetings of the shareholders and board of directors of the Surviving Corporation held after the Effective Date shall be as provided in the By-Laws of Intercole.
ARTICLE NINTH
This Plan of Merger shall become effective on the date Articles of Merger are filed with the Washington Secretary of State (the “Effective Date”).
ARTICLE TENTH
Notwithstanding anything contained herein to the contrary, this Plan of Merger may be terminated and the proposed merger may be abandoned by the board of directors of Intercole or the board of directors of the Subsidiary at any time prior to the filing of the Articles of Merger, if any such board of directors should decide that the proposed merger would not be in the best interests of such corporation.
ARTICLE ELEVENTH
This Plan of Merger may be amended by agreement of the respective boards of directors of Intercole and the Subsidiary at any time prior to the filing of the Articles of Merger.
ARTICLE TWELFTH
On the Effective Date, the Surviving Corporation shall, without further act or transfer, succeed to and have all the assets, rights, privileges, immunities, powers, franchises, patents, trademarks, licenses, registrations and all property, real, personal and mixed, subject to all the debts, restrictions, disabilities, duties and other liabilities of the Subsidiary.

FILED JUL 14 1988
SECRETARY OF STATE
STATE OF WASHINGTON
ARTICLES OF MERGER
OF
IC ACQUISITION CORPORATION
INTO
INTERCOLE INC.
Pursuant to the provisions of RCW 23A.20.040, the following Articles of Merger are executed in duplicate for the purpose of merging IC Acquisition Corporation into Intercole Inc.:
FIRST: The names of the merging corporations are:

Name of Corporation	State of Incorporation
IC Acquisition Corporation	Washington
Intercole Inc.	Washington
SECOND: The name of the surviving corporation is Intercole Inc.
THIRD: The Agreement and Plan of Merger attached hereto was duly adopted by the board of directors of Intercole Inc. on July 11, 1988, and by the Board of Directors of IC Acquisition Corporation on July 13, 1988, and was thereafter approved by the shareholders of each of the corporations in the manner prescribed by the Washington Business Corporation Act.
FOURTH: As to each of the undersigned corporations, the number of shares outstanding on the record date for the determination of shareholders entitled to vote on the Agreement and Plan of Merger, and the designation and number of outstanding shares of each class entitled to vote as a class on such Agreement and Plan of Merger, are as follows:

Name of Corporation	Number of Shares Outstanding	Designation of Class
IC Acquisition Corporation	1,000	Common Stock
	0	Preferred Stock
Intercole Inc.	10,836	Common Stock
	17,500	Preferred Stock
FIFTH: As to each of the undersigned corporations, the total number of shares voted for and against such Agreement and Plan of Merger, respectively, and, as to each class entitled to vote thereon as a class, the number of shares of each class voted for and against such Agreement and Plan of Merger, respectively, are as follows:

			Number of Shares Entitled to vote as a class
		Total Shares
	Total Shares	Voted	Shares Voted		Shares Voted
Name of Corporation	Voted For	Against	For		Against
IC Acquisition Corporation	1,000	0	1,000	Common	0
			0	Preferred	0
Intercole Inc.	28,336	0	10,836	Common	0
			17,500	Preferred	0

IC ACQUISITION CORPORATION

By	/s/ Richard C. Tuttle

Its President

INTERCOLE INC.

By	/s/ MFO Harris

Its Vice President

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of July 14, 1988 is made by and among IC Acquisition Corporation, a Washington corporation (“Acquisition”), Intercole Inc. Washington corporation (“Acquisition”), Intercole Inc. , a Washington corporation (the “Company”), and The Northern Group, Inc. (“NGI”), a Washington corporation and Managing General Partner of Northern Investment Limited Partnership.
The persons listed in the “Capitalization Schedule” attached hereto (the “Shareholders”) own all of the issued and outstanding shares of the Company’s Common Stock, par value $1.00 per share (“Company Common Stock”), and Preferred Stock, par value $1.00 per share (“Company Preferred Stock”). The Boards of Directors of Acquisition and the Company deem advisable and in the best interests of each such corporation and their respective shareholders that Acquisition merge with and into the Company (the “Merger”) upon the terms and conditions set forth herein and in accordance with Chapter 23A.20 of the Washington Business Corporation Act (the “Washington Statute”). (Acquisition and the Company are hereinafter sometimes referred to as the “Constituent Corporations” and the Company, following the effectiveness of the Merger, as the “Surviving Corporation”.)
THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of Merger and the mode of carrying the same into effect, the parties hereby agree as follows:
ARTICLE I
THE MERGER
1.01. The Merger. Subject to the terms and conditions hereof, at the Effective Time (as defined in Section 1.02 hereof), Acquisition shall be merged with and into the Company and the separate existence of Acquisition shall thereupon cease, and the Company, as the Surviving Corporation, shall continue to exist under and be governed by the Washington Statute.
1.02. Effective Time of the Merger. The Merger shall become effective on the Closing Date (as defined in Section 5.01 hereof) when properly executed Articles of Merger in substantially the form of Exhibit A attached hereto (the “Articles of Merger”) are duly filed with the Office of the Secretary of State of Washington and said Secretary of State issues a certificate of merger as provided in Chapter 23A.20.040 of the Washington Statute. When used in this Agreement, the term “Effective Time” shall mean the date and time at which the Articles of Merger are so filed.
1.03. Effect of Merger. At the Effective Time, the Constituent Corporations shall become a single corporation which shall be the Surviving Corporation. At such time, the separate existence of the Constituent Corporations shall cease and the Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the Washington Statute. The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, as well of a public as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in such Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in any of such Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations and any claim existing or action or proceeding pending by or against any of such Constituent Corporations may be prosecuted as if such Merger had not taken place, or the Surviving Corporation may be substituted in its place; neither the rights of creditors nor any liens upon the property of any such Constituent Corporations shall be impaired by the Merger.
1.04. Further Assurances. The Constituent Corporations agree that after the Effective Time the parties hereto shall execute and deliver all such deeds, assignments, assurances and other instruments, and do all acts necessary, desirable or proper to vest, perfect or confirm title to property and rights of the Constituent Corporations in the Surviving Corporation and. otherwise carry out the purpose of this Agreement.
ARTICLE II
THE SURVIVING CORPORATION
2.01. Articles of Incorporation. The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation immediately after the Effective Time, except that the Company’s Articles of Incorporation shall be amended as set forth in Exhibit B.
2.02. Bylaws. The Bylaws of the Company as in effect immediately prior to the Effective Time shall continue in effect without amendment and shall be the Bylaws of the Surviving Corporation immediately after the Effective Time.
2.03. Directors. The directors of Acquisition immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time.
2.04. Officers. The officers of Acquisition immediately prior to the Effective Time shall he the officers of the Surviving Corporation immediately after the Effective Time.
ARTICLE III
CONVERSION OF SHARES
3.01. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any holder:
(a) Each issued and outstanding share of Acquisition’s Common Stock, par value $1.00 per share, shall be converted into one share of the Surviving Corporation’s Common Stock, par value $1.00 per share.
(b) Each issued and outstanding share of Acquisition’s Preferred Stock, par value $1.00 per share, shall be converted into one share of the Surviving Corporation’s Preferred Stock, par value $1.00 per share.
(c) Each issued and outstanding share of the Company Common Stock (other than Dissenting Shares, as hereinafter defined), excluding any such shares held in the treasury of the Company, shall be converted into the right to receive an amount equal to the Final Common Stock Purchase Price (as such term is defined in paragraph 4.02(a) below).
(d) Each issued and outstanding share of the Company Preferred Stock, excluding any such shares held in the treasury the Company, shall be converted into the right to receive an amount equal to $100.00.
(e) Each share of the Company Preferred Stock or Company Common Stock held in the treasury of the Company shall be cancelled, and no payment shall be made in respect thereof.
(f) The Company Common Stock and Company Preferred ck are sometimes collectively referred to herein as the “Company Securities.”
3.02. Dissenting Shares. Notwithstanding anything the contrary in this Agreement, shares of Company Securities which are outstanding immediately prior to the Effective Time and which are held by Shareholders who have filed an objection to the Merger at or prior to the meeting at which the Shareholders vote on the Merger and who shall not have voted such shares in favor of the Merger and who, within 10 days after the date on which such vote was taken, shall have delivered to the Company a written demand for payment of the fair value of such shares of Company Securities in the manner provided in the Washington Statute (“Dissenting Shares”) shall not be converted into or be exchangeable for the right to receive the consideration provided for in Section 3.01 of this

Agreement, but the holders thereof shall be entitled to payment of the fair value of such shares in accordance with the provisions of the Washington Statute (“Dissenters’ Rights”); provided that (a) if any holder of Dissenting Shares shall deliver a written withdrawal of such holder’s demand for the payment of the fair value of such shares (accompanied with the written approval of the Company) or (b) if any holder fails to establish such holder’s entitlement to the payment of the fair value of such shares as provided in the Washington Statute, then in any such case any such holder shall forfeit the right to the payment of the fair value of such shares, and such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the consideration provided in Section 3.01 of this Agreement, determined in accordance with Section 4.01.
3.03. No Further Transfers. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Securities shall thereafter be made.
ARTICLE IV
PAYMENT OF PURCHASE PRICE
4.01. Surrender of Shares for Payment.
(a) At the Closing (as defined in Section 5.01, each holder holder of Company Common Stock (other than Dissenting Shares) shall surrender the certificate or certificates representing such holder’s shares, duly endorsed in blank or accompanied by duly executed stock powers, in exchange for payment by the Surviving Corporation of an amount equal to the product of (i) the Estimated Common Stock Purchase Price Per Share (as such term is defined in paragraph 4.02(b) below) times (ii) the number of shares of Company Common Stock held by such holder as of the Effective Time. At the Closing, each holder of Company Preferred Stock shall surrender the certificate or certificates representing such holder’s shares, duly endorsed in blank or accompanied by duly executed stock powers, in exchange for payment by Acquisition of an amount equal to the product of (i) $100,00 times (ii) the number of shares of Company Preferred Stock held by such holder as of the Effective Time. Payment at the Closing for shares of Company Securities shall be made by wire transfer of funds to an account so designated by any such holder prior to the Closing or checks drawn on the Surviving Corporation’s account; provided that for certain Shareholders who have issued promissory notes to the Company (A) in connection with the exercise of certain options to acquire Company Common Stock (the “Option Notes”) and/or (B) in connection with the purchase of certain shares of Intercole Holding Corporation (the “Purchase Notes”), a portion of the payment for shares of Company Securities held by such Shareholders (in an amount equal to the principal amount and all accrued interest on the Option Notes and/or Purchase Notes) shall be made by the Surviving Corporation’s delivery of the cancelled Option Notes and/or Purchase Notes to such Shareholders.
(b) Immediately after the Effective Time, the Surviving Corporation will establish (i) a book entry account for each holder of Company Common Stock in an amount equal to such holder’s pro rata share of $750,000, based upon the number of shares of Company Common Stock held by such holder as of the Effective Time, and (ii) an escrow account (the “Escrow”) established pursuant to the terms and conditions of the Escrow Agreement by and among the Surviving Corporation, NGI, Golder, Thoma, Cressey Fund II and The Exchange National Bank (the “Escrow Agreement”) in an amount equal to $2,500,000 (which in addition to deposits made pursuant to Section 8.03 and other deposits by Golder, Thoma, Cressey Fund II shall be at least, in the aggregate, $4,500,000). Each account established pursuant to clause (i) above (but not clause (ii)) shall accrue simple interest from the Closing at the rate from time to time in effect in the Credit and Note Purchase Agreement dated the date hereof by and among Acquisition, Intercole Holding Corporation, The Prudential Insurance Company of America and Pruco Life Insurance Company for the Revolving Loans (as such term is defined therein) (the “Revolving Rate”). The amount of all accounts established pursuant to clause (i) above plus all accrued interest thereon is referred to herein as the “Holdback”. The Holdback will be available to satisfy (A) any amounts owing to the Surviving Corporation as a result of the determination of the Final. Common Stock Purchase Price Per Share pursuant to paragraph 4.01(c) below and (B) any amounts owing by the Shareholders with respect to the fees and expenses of the Selected Accounting Firm (as defined in paragraph 4.04(b)).
(c) As soon as practicable (but in no event later than five days) after the Estimated Final Common Stock Purchase Price Per Share (as such term is defined in Section 4.04 hereof) is determined pursuant to Section 4.04 below, the Surviving Corporation, in the event that the Estimated Common Stock Purchase Price Per Share exceeds the Estimated Final Common Stock Purchase Price Per Share, shall receive, in the manner described herein or the Surviving Corporation, in the event that the Estimated Final Common Stock Purchase Price Per Share exceeds the Estimated Common Stock Purchase Price Per Share, shall pay, in the manner described herein, the Shareholders an amount equal to the sum of (i) the product of (A) an amount equal to (x) the Estimated Final Common Stock Purchase Price Per Share minus (y) the Estimated Common Stock Purchase Price Per Share, times (B) the number of shares of Company Common Stock converted into the right to receive the Final Common Stock Purchase Price Per Share under the terms of this Agreement, plus (ii) simple interest computed on the amount determined pursuant to clause (i) above at the Revolving Rate from (and including) the Closing Date to (but not including) the date on which such amount is paid. Any amounts to be received by the Surviving Corporation pursuant to this paragraph (c) shall be paid first by a reduction in the Holdback and, if the Holdback has been reduced to zero, any excess amount owing to the Surviving Corporation shall be paid by delivery of immediately available funds from the Escrow to an account specified by the Surviving Corporation. Any amounts owing by the Surviving Corporation to the Shareholders pursuant to this paragraph (c) shall be paid by delivery by wire transfer of immediately available funds to accounts specified by the Shareholders pursuant to paragraph 4.01(a) hereof and/or checks drawn on the Surviving Corporation’s account,
4.02. Purchase Price Per Share.
(a) The “Final Common Stock Purchase Price Per Share” shall be the quotient determined by dividing (i) an amount equal to (A) $63, 293,051 minus (B) the amount, if any, which Working Capital (as such term is defined in Section 4.03 below and determined pursuant to paragraph 4.04(b) below) is less than $10,716,000, minus (C) the amount, if any, of all proceeds received by the Company or any Subsidiary (as such term is defined in Section 6.03 below) from the sale (or prepayment in the case of any promissory notes held by the Company or any Subsidiary), prior to the Effective Time, of any assets (including, but not limited to, such promissory notes) reflected as long-term assets on the Company’s unaudited, consolidated balance sheet attached hereto as Exhibit C (the “February Balance Sheet”) (provided that the proceeds of any sale of the Company’s airplane shall not be subtracted hereunder) (the “Asset Proceeds”, as determined pursuant to paragraph 4.04(b), below), minus (D) the amount of the Company’s and the Subsidiaries’ indebtedness (both principal and accrued interest) for borrowed money, purchase money indebtedness and capitalized lease obligations (including the long term and the current portion of such indebtedness) outstanding as of the Working Capital Adjustment Date (as defined in Section 4.03), and any prepayment penalties which would be incurred on any indebtedness (if such indebtedness were repaid at the Effective Time) (collectively, the “Closing Indebtedness”, as determined pursuant to paragraph 4.04(b) below), plus (E) any proceeds, including Option Notes, received by the Company upon exercise of any options to acquire Company Common Stock unless such proceeds were used to repay any Indebtedness for borrowed money, purchase money indebtedness or capitalized lease obligations so as to reduce the amount subtracted under preceding clause (D) (the “Option Proceeds”), plus (F) the aggregate distributions, if any, to the Shareholders (x) from the Holdback pursuant to Section 4.05 hereof, (y) from the Escrow pursuant to paragraphs 4(f)(iii) and 4(f)(iv) of the Escrow Agreement and (z) pursuant to Section 8.03 hereof, by (ii) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time. For the purposes hereof, the “Estimated Final Common Stock Purchase Per Share” shall be the Final Common Stock Purchase Price Per Share less any amounts, if any, determined or to be determined pursuant to clause 4.02(a)(i)(F).
(b) The “Estimated Common Stock Purchase Price Per Share” shall be the quotient determined by dividing (i) an amount equal to (A) $63,293,051, minus (B) the amount, if any, by which an estimate of Working Capital as of the Effective Time, (“Estimated Working Capital,” as determined pursuant to paragraph 4.04(a) below) is less than $10,716,000, minus (C) an estimate of the Asset Proceeds (“Estimated Asset Proceeds”, as determined pursuant to paragraph 4.04(a) below), minus (D) an estimate of Closing Indebtedness (“Estimated Closing Indebtedness”, as determined pursuant to paragraph 4.04(a) below), plus (E) an estimate of the Option Proceeds (“Estimated Option Proceeds”, as determined pursuant to paragraph 4.04(a) below) by (ii) the number of shares of Company Common Stock issued and outstanding on the Closing Date immediately prior to the Effective Time.
4.03. Working Capital Definition. “Working Capital” shall be equal to the excess of the Company’s current assets (excluding (i) any proceeds received by the Company upon the exercise of any Options and (ii) any payments or accruals made by the Company with respect to Shareholders’ expenses and fees incurred in connection with the transactions contemplated herein) over its current liabilities (not including the current portion of the Company’s indebtedness, principal and interest, for borrowed money, purchase money indebtedness and capitalized lease obligations, in each case determined as of the close of business on the Closing Date (the “Working Capital Adjustment Date”) in accordance with the same accounting principles used in preparing the February Balance Sheet. In determining Working Capital, all errors and omissions will be corrected and all adjustments will be made as if the Company’s fiscal year had ended as of the close of business on the Closing Date. Notwithstanding the foregoing, the calculation of Working Capital shall not include any changes in current assets or liabilities resulting from the consummation of the Merger. Notwithstanding the foregoing, the calculation of Working Capital shall be made without giving effect to any increase or decrease in any current asset or liability associated with any Tax Refund (as such term is defined in paragraph 8.03(b) hereof).
4.04. Procedure for Estimating and Determining Common Stock Purchase Price Per Share.
(a) For the purpose of determining the Estimated Common Stock Purchase Price Per Share, Acquisition and NGI (on behalf of the Shareholders) shall attempt in good faith to agree upon Estimated Working Capital, Estimated Asset Proceeds, Estimated Closing Indebtedness and Estimated Option Proceeds. If the parties cannot reach agreement as to the Estimated Working Capital, Estimated Asset Proceeds, Estimated Option Proceeds or Estimated Closing Indebtedness, such amounts shall be the amounts reflected on, or used in determining, the Company’s most recently available monthly balance sheet.
(b) For the purpose of determining the Final Common Stock Purchase Price Per Share, the Surviving Corporation will prepare and deliver to NGI (on behalf of the Shareholders), within five days of the Surviving Corporation’s receipt of its audited financial statements for its fiscal year ending July 31, 1988, a detailed statement for the Company as of the Working Capital Adjustment Date, setting forth the Surviving Corporation’s determination of Working Capital, Asset Proceeds, Closing Indebtedness and option Proceeds. For purposes of determining Working Capital, inventory shall be based on a physical inventory which will be taken as of July 31, 1988 and adjusted to the Closing Date based on the Company’s books and records. Within 30 day after the Surviving Corporation’s determination of Working Capital, Asset Proceeds, Closing Indebtedness and Opinion Proceeds. The Surviving Corporation and NCI will use reasonable efforts to resolve any disputes regarding the determination of such amounts, but if a final resolution is not obtained within 15 days after NGI has submitted its objections, any remaining disputes will be resolved by an independent accounting firm mutually agreeable to the Surviving Corporation and NGI; provided, however, if the Surviving Corporation and NGI are unable to mutually agree on such an accounting firm, a “big-eight” accounting firm will be selected by lot after eliminating one firm designated as objectionable by each of the Surviving Corporation and NGI (any accounting firm so selected or agreed upon shall be referred to herein as the “Selected Accounting Firm”). The determination of Working Capital, Asset Proceeds, Closing Indebtedness and Option Proceeds by the Selected Accounting Firm will be conclusive and binding upon the parties. The statement setting forth the final determination of Working Capital is referred to herein as the “Closing Balance Sheet.” The Surviving Corporation will allow NGI, its attorneys, accountants and representatives and the Selected Accounting Firm full access at reasonable hours to its premises, books, records and personnel in order to determine Working Capital, Asset proceeds, Closing Indebtedness and Option Proceeds. The fees and expenses of the Selected Accounting Firm shall be paid by the Surviving Corporation, but the Holdback shall be reduced by half of such fees and expenses, and, if the Holdback has been reduced to zero, half of such fees and expenses (less any portion thereof that reduced the Holdback) shall be paid to the Surviving Corporation by delivery of immediately available funds from the Escrow to an account specified by the Surviving Corporation.
4.05. Distribution of Holdback. The amount of the Holdback, if any, remaining after any reductions described in paragraphs 4.01(c), 4.04(b) and 9.01 shall be distributed to the Shareholders, pro rata on the basis of the number of shares of Company Common Stock held by such Shareholder as of the Effective Time, in immediately available funds, by wire transfer to the accounts specified In paragraph 4.01(a) and/or checks drawn on the Surviving Corporation’s account, as soon as practicable (but in no event later than five days) after the date the Closing Balance Sheet is finally determined pursuant to paragraph 4.04(b) hereof.

ARTICLE V
CLOSING
5.01. Time and Place. The closing of the transactions contemplated hereby (the “Closing”) shall take place immediately following the execution hereof at the offices of Kirkland & Ellis, 200 East Randolph, Chicago, Illinois 60601 (the “Closing Date”), or such other place or at such other time as Acquisition and NGI, on behalf of the Shareholders, may mutually agree upon for the Closing to take place.
5.02. Deliveries at Closing. At the Closing:
(a) The Company will deliver to Acquisition all of the following:
(i) certified copies of the resolutions of (A) the Company’s board of directors approving this Agreement and all other agreements and documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby, and (B) the Company’s stockholders, approving this Agreement and all other agreements and documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby;
(ii) an opinion, addressed to Acquisition and its financing parties and dated the Closing Date, of Perkins Cole, counsel to the Company, with respect to the matters set forth in Exhibit D attached hereto and in form and substance reasonably satisfactory to Acquisition; and
(iii) such other documents or instruments as Acquisition reasonably requests to effect the transactions contemplated hereby.
(b) Acquisition will deliver to NGI, on behalf of the Shareholders, all of the following:
(i) certified copies of the resolutions of (A) Acquisition’s board of directors approving this Agreement and all other transactions and agreements contemplated hereby and there by, and (B) Acquisition’s sole stockholder adopting this Agreement and approving the Merger;
(ii) an opinion, addressed to the Shareholders and dated the Closing Date, of Kirkland & Ellis, counsel to Acquisition, with respect to the matters set forth in Exhibit E attached hereto and in form and substance reasonably satisfactory to NGI (on behalf of the Shareholders); and
(iii) such other documents or instruments as NGI reasonably requests to effect the transactions contemplated hereby.
(c) Acquisition and the Company shall cause the Articles of Merger, along with appropriate officer certificates to be filed with the Washington Secretary of State in accordance with the Washington Statute, and shall take any and all other lawful actions, and do any other lawful things necessary to effect the Merger and to enable the Merger to become effective.
(d) The certificates for the Company Securities shall be surrendered in exchange for the consideration specified in Section 3.01 in accordance with the terms of Section 4.01.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY
As a material inducement to Acquisition to enter into and perform its obligations under this Agreement, the Company hereby represents and warrants to Acquisition that:

6.01. Organization and Qualification, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, and has all necessary corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. Except as set forth on the Qualification Schedule, the Company is duly qualified to do business and is in good standing in all jurisdictions in which its ownership of property or conduct of business requires it to qualify. The states in which the Company is duly qualified are set forth on the attached “Qualification Schedule.” The Company has all licenses, permits and authorizations the absence of which would not permit the Company to own and operate its properties, to carry on its business as now conducted and to carry out the transactions contemplated by this Agreement.
6.02 Capital Stock. The authorized capital stock of the Company consists of (a) 50,000 shares of Company Common Stock, of which 12,219 shares are issued and outstanding, and (b) 17,500 shares of Company Preferred Stock, all of which shares are issued and outstanding, in each case owned of record by the persons set forth on the Capitalization Schedule. All of the outstanding capital stock of the Company has been duly authorized and is validly issued, fully paid and nonassessable. The Company does not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock, nor does it have outstanding any rights or options to subscribe for or to purchase any capital stock or any stock or securities convertible into or exchangeable for any capital stock. Except as set forth on the Capitalization Schedule, there are no agreements or other obligations (contingent or otherwise) which may require the Company or any Subsidiary to repurchase or otherwise acquire any shares of its capital stock or other securities of the Company or any Subsidiary.
6.03. Subsidiaries. The attached “Subsidiary Schedule” correctly sets forth the name of each corporation of which the Company either directly or indirectly owns a majority of the capital stock entitled to vote generally in the election of directors of such corporation (each such corporation is referred to herein as a “Subsidiary”). The Subsidiary Schedule also sets forth the jurisdiction of each Subsidiary’s incorporation. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority and all licenses, permits and authorizations the absence of which would not permit such Subsidiary to own its properties and to carry on its businesses as now being conducted. Except as set forth on the Subsidiary Schedule, each Subsidiary is duly qualified to do business and is in good standing in all jurisdictions in which its ownership of property or conduct of business requires it to qualify. The Subsidiaries are qualified to do business in the jurisdictions set forth in the Subsidiary Schedule. All of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonasseseable, and, except as set forth on the Subsidiary Schedule or the Contracts Schedule, all such shares are owned by the Company or another Subsidiary free and clear of any lien, charge or encumbrance. Except as set forth on the Subsidiary Schedule, no Subsidiary has outstanding any shares of its stock or any securities convertible or exchangeable for any shares of its capital stock, nor does it have outstanding any rights or options to subscribe for or to purchase any of its capital stock or any stock or securities convertible into or exchangeable for any such capital stock. Except as set forth on the Subsidiary Schedule, neither the Company nor any Subsidiary owns any shares of stock or any other security or interest in any other person or other entity.
6.04. Authority Relative to Agreement. The Company has full corporate power and authority to execute and deliver this Agreement, the Articles of Merger and all other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. The Company has taken all corporate proceedings (including any actions of the Company’s board of directors or stockholders) necessary to authorize (a) the execution and delivery of this Agreement, the Articles of Merger and all other agreements contemplated hereby and (b) the consummation of the transactions contemplated hereby and thereby. The Shareholders, by due and valid approval of this Agreement, have duly and validly appointed NGI as the Shareholders’ representative for the purposes of this Agreement and the Escrow Agreement and the transactions contemplated herein and therein and has the authority, on behalf of the Shareholders, to take all actions and to execute all documents (including but not limited to this Agreement) necessary to the consummation of the transactions contemplated hereby and thereby. This Agreement and the Escrow Agreement have been duly executed and delivered by the Company and NGI and are valid and binding agreements of the Company and NGI, enforceable against them in accordance with their respective terms, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally, and except as such enforcement may be affected by general principles of equity, whether considered in a proceeding at law or in equity.

6.05. Consents and Approvals; No Violations. Except for (a) the filing of the Articles of Merger as required by the Washington Statute, (b) filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and (c) the consents set forth on the attached “Consents Schedule,” the execution and delivery of this Agreement and the Articles of Merger do not, and the consummation of the transactions contemplated hereby do not and will not: (i) violate any provision of the Articles of Incorporation or Bylaws of the Company or of any of the Subsidiaries; (ii) violate any statute, ordinance, rule, regulation, order or decree of any court or of any public, governmental or regulatory body, agency or authority applicable to the Company or any Subsidiary or by which the Company’s or any Subsidiary’s properties or assets may be bound; (iii) require any filing with, or permit from or, consent or approval of, or the giving of any notice to, any public, governmental or regulatory body, agency or authority the failure of which to obtain would have a material adverse effect upon the Company or any Subsidiary; or (iv) result in a material violation or breach of, or constitute (with or without the giving of notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation or acceleration or result in the termination of any right) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets may be bound and which is material to the businesses of the Company or any Subsidiary.
6.06. Financial Statements. The Company has previously delivered to Acquisition the following financial statements:
(a) the audited consolidated balance sheets of the Company as of July 31, 1987 and 1986, and the related consolidated statements of income, shareholders’ equity and changes in financial position for the twelve-month periods then ended; and
(b) the unaudited consolidated balance sheet of the Company as of February 29, 1988 (as set forth in Exhibit C) and the related consolidated statement of income for the seven-month period then ended.
Each of the foregoing financial statements (i) has been based on information contained in the books and records of the Company and the Subsidiaries, and (ii) presents fairly the financial condition and results of operations of the Company and the Subsidiaries as of the times and for the periods referred to therein. The foregoing financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied and reflect adequate reserves for all known liabilities; provided that (except as set forth on the “Financial Statement Schedule”) the unaudited financial statements are subject to normal year-end adjustments, none of which would, alone or in the aggregate, be material.
6.07. Absence of Undisclosed Liabilities. As of the Closing, neither the Company nor any Subsidiary will have any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing (regardless of when any claims for such obligations or liabilities are asserted), including Taxes (as such term is defined in Section 6.11), with respect to or based upon transactions or events occurring at or prior to the Closing, except (a) obligations under contracts or commitments described on the “Contracts Schedule,” the “Lease Schedule” or the “Litigation Schedule” (each as defined herein), and obligations under contracts and commitments not required to be disclosed on such schedules, (b) liabilities reflected on the February Balance Sheet, (c) liabilities which have arisen after the date of the February Balance Sheet in the ordinary course of business, (d) liabilities arising out of facts otherwise expressly disclosed in this Agreement or the Schedules attached hereto and (e) other liabilities not exceeding $100,000 in the aggregate.
6.08. No Material Adverse Change. Except as set forth on the “Adverse Change Schedule,” since February 29, 1988, there has been no material adverse change in the financial condition, operating results or business prospects of the Company and its Subsidiaries taken as a whole, other than changes in the economy as a whole or changes which are applicable generally to the industries in which the Company or any Subsidiary is engaged in business.
6.09. Absence of Certain Developments. Except as met forth in the attached “Developments Scadu1e” or as otherwise contemplated by this Agreement, since February 29, 1988, neither the Company nor any Subsidiary has:

(a) redeemed or repurchased, directly or indirectly, any shares of it capital stock or declared or paid any dividends with respect to any shares of its capital stock;
(b) issued, sold or transferred any equity securities, securities convertible into equity securities, or warrants, options or other rights to acquire equity securities, or bonds or other securities (except pursuant to the exercise of any options, warrants or other rights exercisable for Company Common Stock set forth on the Capitalization Schedule);
(c) borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;
(d) discharged or satisfied any material lien or encumbrance or paid any material liability, other than current liabilities paid in the ordinary course of business;
(e) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of its properties or assets, except for (1) liens for current taxes not yet due and payable and (ii) mechanics’, materialmen’s, carriers’, purchase money and other similar liens securing indebtedness that, in the aggregate, are less than $50,000, are not yet due and payable, and were incurred in the ordinary course of business;
(f) sold, assigned or transferred any of its material tangible assets, other than the Company’s airplane, except in the ordinary course of business, or cancelled without fair consideration any debts or claims;
(g) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, or, to the best of the Company’s knowledge, disclosed any proprietary confidential information to any person not entitled to receive such information;
(h) suffered any extraordinary losses or waived any rights of material value;
(i) made any capital expenditures or any commitment therefore binding upon the Company in excess of $100,000 in the aggregate;
(j) entered into any other material transaction other than in the ordinary course of business;
(k) made any charitable or political contributions or pledges in excess of $50,000 in the aggregate; or
(1) suffered any material damage, destruction or casualty loss of its properties, whether or not covered by insurance.
6.10 Title to Properties.
(a) The Company and the Subsidiaries own good and marketable title to all of the real properties and assets (i) reflected on the February Balance Sheet (except for assets and properties sold by the Company or the Subsidiaries in the ordinary course of business since the date of the February Balance Sheet) or (ii) used in the conduct of the business of the Company or any of its Subsidiaries except as set forth on the “Real Estate Schedule” attached hereto.
(b) The real estate leases described on the Real Estate Schedule are in full force and effect, and the Company or a Subsidiary holds a valid and existing leasehold interest for the term under each of the leased set forth on the Real Estate Schedule. The real estate identified as leased on the Real Estate Schedule constitutes all of the real estate in which the Company or any Subsidiary holds a leasehold interest. Neither the Company nor any Subsidiary is in default, in any material respect, under nor has either the Company or any Subsidiary caused any person to have the enforceable right to terminate, accelerate performance under or otherwise modify (including upon the giving of notice or the passage of time) any of such leases.

(c) The Company and the Subsidiaries own good and marketable title to all of the personal property and assets reflected on the February Balance Sheet or acquired thereafter (except as disposed of in the ordinary course of business and except for any such property or assets leased by the Company or any Subsidiary described on the Lease Schedule), free and clear of all liens, charges, security interests and encumbrances, except as set forth on the February Balance Sheet or the “Title Exception Schedule” attached hereto and except for (i) liens of current taxes not yet due and payable and (ii) mechanics’, materialmen’s, carriers’, purchase money and other similar liens securing indebtedness that, in the aggregate, are less than $50,000, are not yet due and payable, and were incurred in the ordinary course of business.
(d) The Company and each Subsidiary has maintained, repaired and replaced its property and equipment as needed in the ordinary course of business. The Company and the Subsidiaries own or lease under valid leases all facilities, machinery, equipment and other tangible assets necessary for the conduct of the business of the Company and its Subsidiaries as presently conducted.
6.11. Tax Matters
(a) As used in this Agreement, the term “Tax” (or “Taxes” where applicable) shall mean any federal, state, local or foreign income, gross receipts, import, ad valorem, property, franchise, license, sales, use, withholding or other taxes or assessment, including any deficiency, penalty, addition to tax, interest, assessment or other charges imposed in connection with a tax.
(b) Except as set forth on the attached “Tax Schedule” (i) the Company and the Subsidiaries have timely filed all Tax returns which are required to be filed, and all such Tax returns are true and accurate in all material respects; (ii) all Taxes shown to be payable on such Tax returns have been paid or will be paid when due by the Company and the Subsidiaries; (iii) no deficiency for any material amount of Tax has been asserted or assessed by a Taxing authority against the Company or any Subsidiary; and (iv) neither the Company nor any Subsidiary has consented to extend the time in which any Tax may be assessed or collected by any Taxing authority.
(c) The Tax Audit Liability will not exceed $1,175,749. As used herein, the term “Tax Audit Liability” means the total amount paid by the Company or any of the Subsidiaries to any federal, state or local Taxing authority to resolve any Tax assessment or liability resulting directly or indirectly from the federal Tax audit of the Company, the Subsidiaries and the Company’s former subsidiaries for the 1980, 1981 and 1982 Tax years and certain other matters (as more particularly described in Exhibit F), regardless of the Tax years in which such Tax assessment or liability arises, including interest and penalties (other than interest accruing after the Effective Time on the first $1,175,749 of the Tax Audit Liability), but without taking into account any Tax Refund (as such term is defined in paragraph 8.03(b)).
6.12. Contracts and Commitments.
(a) Except as expressly contemplated by this Agreement or as set forth on the attached “Contracts Schedule or Lease Schedule neither the Company nor any Subsidiary is a party to any:
(i) contract for any bonus, pension, profit sharing, retirement, deferred compensation or any other employee benefit plan;
(ii) material contract with any labor union or for the employment of any officer, individual employee, or other person or entity on a full-time, part-time, consulting or other basis or agreement relating to loans to officers, directors or affiliates, other than advances in the ordinary course of business which is not terminable by the Company or any Subsidiary, as the case may be, without penalty within thirty days;
(iii) agreement or indenture relating to the borrowing y or to the mortgaging, pledging or otherwise explicitly placing a lien (other than as permitted pursuant to paragraph 6.10 hereof) on any asset or group of assets of the Company;
(iv) guarantee of any obligation for borrowed money;

(v) agreement with respect to the lending of funds;
(vi) lease or agreement under which it is lessee or holds or operates any personal property for which the annual rental exceeds $50,000;
(vii) lease or agreement under which it is lessor or permits any third party to hold or operate any property, real or personal for which the annual rental exceeds $50,000;
(viii) assignment, license, indemnification or agreement with respect to any form of intangible property, including, without limitation, any patent, trademark, trade name, copyright, know-how, trade secret or confidential information;
(ix) contract or group of related contracts with the same party for the purchase or sale of products or services under which the undelivered balance of such products and/or services has a selling price in excess of $100,000;
(x) contract which prohibits it from freely engaging in business anywhere in the world;
(xi) contract relating to the distribution, marketing or sales of its products, except such contracts which are terminable by the Company or any Subsidiary with no more than 30 days written notice and without penalty; or
(xii) other agreement material to the Company or any Subsidiary and not entered into in the ordinary course of business.
(b) Except as specifically disclosed :in the Contracts Schedule, to the best of the Company’s knowledge, the Company and the Subsidiaries have performed in all material respects all obligations required to be performed by any of them and are not in material default under or in material breach of nor in receipt of any claim of default or breach under any agreement, lease, contract, commitment or other agreement required to be disclosed on the Contracts Schedule to which any of them is a party; to the best of the Company’s knowledge, no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance under any such agreement; no contract or commitment material to the business of the Company or any Subsidiary has been cancelled by the other party thereto since February 29, 1988, and neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all such material obligations and the Company does not have any actual knowledge of any breach or anticipated breach by the other parties to any such obligations.
6.13. Proprietary Rights.
(a) The attached “Proprietary Rights Schedule” sets forth a complete list of all patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights (or any applications to register any of the foregoing) or any licenses to or from third parties with respect to any of the foregoing which are necessary to the conduct of the business of the Company and the Subsidiaries as presently conducted.
(b) Except as set forth on the Proprietary Rights Schedule, the Company and the Subsidiaries own and possess all right, title and interest in and to the proprietary rights set forth in the Proprietary Rights Schedule, and no claim by any third party contesting the validity or ownership of any proprietary rights set forth in the Proprietary Rights Schedule has been made, is currently outstanding, or, to the best of the Company’s knowledge, is threatened.
(c) Except as set forth on the “Litigation Schedule” (as defined below), neither the Company nor any Subsidiary has received any notice of, nor is any such entity aware of any material infringement or misappropriations by, or conflict with, any third party with respect to the proprietary rights set forth in the Proprietary Rights Schedule.
(d) Neither the Company nor any Subsidiary has infringed, misappropriated or otherwise conflicted in any material respect with any proprietary rights of any third parties, nor is the Company or any Subsidiary aware of any material infringement, misappropriation or conflict which will occur as a result of the continued operations of the business of the Company and its Subsidiaries as now conducted.
(e) The transactions contemplated by this Agreement have no material adverse effect on the Company’s or any of Subsidiaries’ rights, titles and interests in and to any of the proprietary rights set forth in the Proprietary Rights Schedule. The Company and the Subsidiaries have taken all reasonable commercial efforts necessary to protect the proprietary rights set forth in the Proprietary Rights Schedule.
6.14. Litigation, etc. Except as set forth on the attached “Litigation Schedule” and “Tax Schedule”, there are no actions, suits, proceedings, orders, investigations or claims pending against the Company or any Subsidiary at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality. Except as set forth on the Litigation Schedule, to the best of the Company’s knowledge, there are no actions, suits, proceedings, orders, investigations or claims threatened against or affecting the Company or any Subsidiary at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality which, if adversely determined, could reasonably be expected to result individually in a liability to the Company or any Subsidiary in excess of $100,000, which, if filed, is likely to result in a prayer for relief or any similar claim in excess of $100,000 or which seeks to prohibit, restrict or delay the consummation of the Merger or to limit in any manner the right of Acquisition’s shareholder to exercise its rights hereunder as shareholder of the Surviving Corporation or limit the conduct of the business of the Surviving Corporation or any of the Subsidiaries after the Closing Date. There are no arbitration proceedings pending against the Company or any of its Subsidiaries under collective bargaining agreements or otherwise. To the best of the Company’s knowledge, there are no governmental inquiries relating to the Company or any of its Subsidiaries (including inquiries as to the qualification of the Company and the Subsidiaries to hold or receive any license or permit); and except as set forth on the Qualification Schedule, Litigation Schedule or Subsidiary Schedule, to the best of the Company’s knowledge, there is no basis for any such government inquiry.
6.15. Insurance. The “Insurance Schedule” attached hereto contains a true and correct list and brief description of the policies of fire, liability and other forms of insurance currently maintained by the Company or any Subsidiary. Except as set forth on the Insurance Schedule, all of such insurance policies are in full force and effect, and neither the Company nor any Subsidiary is in material default with respect to any of their respective obligations under any of such insurance policies, has received any notification of cancellation of any such insurance policies.
6.16. Compliance with Laws; Permits; Certain Operations.
(a) Except as set forth in the “Compliance Schedule,” the Company and the Subsidiaries in compliance in all material respects with all laws and regulations applicable to the Company and its Subsidiaries and their respective properties and assets, including, without limitation, any zoning and other relating to the operation and ownership of the Company’s or Subsidiaries’ properties, all laws relating to the employment of labor (including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other Taxes) and all laws, orders, codes, plans, decrees and judgments applicable to the Company and its Subsidiaries.
(b) Except as set forth in the “Compliance Schedule,” the Company and the Subsidiaries have obtained all permits, licenses and other authorizations which are required of them under federal, state and local laws relating to public health and safety, worker health and safety and pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes and the failure with which to comply would have a material adverse effect upon the Company or any Subsidiary. The Company and the Subsidiaries are in compliance in all material respects with all material terms and conditions of such permits, licenses and authorizations. No facts, events or conditions interfere with or prevent continued compliance in all material respects by the Company or any Subsidiary with, or give rise to any material common law or legal liability of the Company or any Subsidiary under any law or regulation, related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment of any pollutant, contaminant, or hazardous or toxic material or waste.

6.17. Governmental Consent, etc. Other than (a) the filing of the Articles of Merger and related merger documents required by the Washington Statute, (b) filings required under the HSR Act and (c) as set forth on the “Governmental Consent Schedule” attached hereto, no material permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority s required in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby.
6.18. Employees. There are no outstanding unfair labor practices or grievances against the Company or any Subsidiary pending and there are no contract arbitrations pending against the Company or any of the Subsidiaries.
6.19. Employee Benefit Plans.
(a) Except as provided on the “Employee Benefit Plans Schedule,” the Company neither maintains nor contributes to any (i) qualified or nonqualified deferred compensation or retirement plans or arrangements which are “employee pension benefit plans,” as defined in Section 3(2) of ERISA (including rnultiemployer plans, as defined in Section 3(37) of ERISA) (collectively referred to as the “Employee Pension Plans”) or (ii) employee welfare benefit plans, as defined in Section 3(1) of ERISA, or material fringe benefit plans or program (the “Employee Welfare Plans”). The Company neither maintains nor contributes to any Employee Welfare Plan which provides health, accident or life insurance benefits to former employees or their dependants.
(b) Except as noted on the Employee Benefit Plans Schedule, the Employee Pension Plans and Employee Welfare Plans (and related trusts and insurance contracts) comply in form and in operation in all material respects with their terms and with all material requirements of the currently applicable requirements of ERISA, the Internal Revenue Code of 1986 (the “Code”) and the Age Discrimination in Employment Act of 1967, as amended: the Employee Pension Plans which are qualified employee pension benefit plans meet the requirements of “qualified plans” under Section 401(a) of the Code, and each such Employee Pension Plan has received, within the last two years, a favorable determination letter from the Internal Revenue Service.
(c) Except as noted on the Employee Benefit Plans Schedule, all required reports and descriptions (including Form 5500 Annual Reports, summary annual reports, PBGC-1’s, summary plan descriptions and benefit statements) have been appropriately filed with the proper government agency or distributed to participants, and the Company has complied with all material requirements of Section 162(k) of the Code. With respect to the West Penn Wire Corporation Profit Sharing Plan, all plan provisions and amendments thereto have been communicated to all employees and each employee who has requested a summary plan description has been furnished with one.
(d) With respect to each Employee Pension Plan, all contributions which Are due for all benefits earned and other liabilities accrued through February 29, 1968 determined in accordance with the term of such Plans, ERISA and the Code (including all employer contributions and employee salary reduction contributions), have been paid to sued Employee Pension Plan or to the extent unpaid are reflected on the February Balance Sheet, and, with respect to the Employee Welfare Plans, all premiums or other payments which are due have been paid or to the extent: unpaid are reflected on the February Balance Sheet.
(e) With respect to each Employee Pension Plan subject to Title IV of ERISA, other than any multiemployer plan, the market value of assets under each such Employee Pension Plan as of February 29, 1988 equals or exceeds the present value of liabilities thereunder as of such date, determined on an ongoing plan basis by the independent enrolled actuary for such Plan; no such Employee Pension Plan has been completely or partially terminated nor has it been the subject of a “reportable event” as that term is defined in Section 4043 of ERISA and regulations issued thereunder; and no proceeding by the Pension Benefit Guaranty Corporation (“PBGC”) to terminate any such Employee Pension Plan has been instituted or threatened and no grounds for any such proceeding exists. The Company has neither incurred, nor expects to incur, any liability to the PBGC or otherwise under Title IV of ERISA with respect to any Employee Pension Plan, or with respect to any employee pension benefit plan currently or previously maintained by the Company that has not been satisfied in full, and no condition exists that presents a material risk to the Company of incurring a liability under such Title, other than liability for premiums due the PBGC which have been paid in full when due.

(f) With respect to each Employee Pension Plan and each Employee Welfare Plan, (i) there have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code, (ii) neither the Company nor, to the Company’s notice or knowledge, any fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply with the terms of such Plan and all applicable statutes and regulations and interpretations issued thereunder in connection with the administration of, or investment of the assets of, such Plan and (iii) the Company has no knowledge of any actions, investigations, suite or claims with respect to such Plan or the assets thereof (other than routine claims for benefits) which are pending or threatened and the Company has no knowledge of any facts which would give rise to, or could reasonably be expected to give rise to, any such material actions, suits or claims.
(g) No waiver from the minimum funding requirements of Sections 302 of ERISA and 412 of the Code has been obtained, applied for or is contemplated with respect to any Employee Pension Plan.
(h) For purposes of this Section 6.19, “Company” means all members of the controlled group of corporations, affiliated service group, or group under common control (as defined in Section 414 of the Code) which includes the Company.
6.20. Insider Interests. To the best of the Company’s knowledge, and except as set forth on the attached “Insider Interests Schedule,” no officer or director of the Company or any Subsidiary or any relative of such an officer or director has any agreement with the Company or any Subsidiary pertaining to or any interest in any property, real, personal or mixed, tangible or intangible, used in the business of the Company or any Subsidiary, except as a stockholder or employee.
6.21. Inventories. Except as set forth on the attached “Inventories Schedule,” all inventories of the Company or any Subsidiary as of the Closing Date, (i) will consist of materials and supplies of a quality and quantity which are usable or saleable in the ordinary course of its business (net of all reserves reflected on the Closing Balance Sheet), (ii) will, be owned by the Company or a Subsidiary free of any liens, claims, charges, encumbrances or security interests in favor of others, and (iii) will have been acquired by the Company or a Subsidiary only in bona fide transactions entered into in the ordinary course of business. None of such inventory will be held by the Company or any Subsidiary on consignment.
6.22. Accounts Receivable. As of the Closing Date, all of the accounts receivable of the Company or any Subsidiary, except as set forth on the “Accounts Receivable Schedule” attached hereto, will have arisen out of the sale of goods or services and will not be subject to any valid counterclaims or setoffs except as reserved therefore on the Closing Balance Sheet, and, to the best of the Company’s knowledge, such accounts receivable will be collectible in the ordinary course of business in the amounts recorded on the books of the Company and the Subsidiaries (net of allowances for doubtful accounts reflected on the Closing Balance Sheet). Except as set forth in the Contracts Schedule or the Title Exception Schedule, no person has any lien on such receivables or any part thereof, and no agreement for deduction, free goods, discount or other deferred price or quantity adjustment outside the ordinary course of the Company’s and the Subsidiaries’ respective businesses has been made with respect to any such receivables, except as will be reflected on the Closing Balance Sheet.
6.23. Brokerage. The Company has not, and the Subsidiaries have not, retained any broker or finder in connection with the transactions contemplated by this Agreement and no fee shall be payable by the Company or any Subsidiary with respect thereto.
6.24. Disclosure. Neither this Agreement nor any of the schedules, attachments or exhibits hereto contains any untrue statement of a material fact by the Company or omits a material act necessary to make the statements made by the Company, in light of the circumstances in which they were made, not misleading.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES
OF ACQUISITION
As a material inducement to the Company and NGI behalf of the Shareholders) to enter into and perform the obligations under this Agreement, Acquisition represents and warrants the Company and the Shareholders that:
7.01. Organization, etc. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Since its date of incorporation, Acquisition has not engaged in any activities of any nature except in connection with or as contemplated by this Agreement or with arranging the financing required on its part to consummate the Merger and the transactions contemplated hereby and thereby.
7.02. Authority Relative to Agreement. Acquisition has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby. The execution and delivery by Acquisition of this Agreement and the consummation by it of the transactions contemplated on its part hereby have been duly authorized by its board of directors and by its sole stockholder. No other corporate proceedings on Acquisition’s part or the part of its stockholder are necessary to authorize the execution and delivery of this Agreement by it or the consummation by it of the transactions contemplated on its part hereby. This Agreement has been duly executed and delivered by Acquisition and is a valid and binding agreement of Acquisition, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies.
7.03. No Breach. Except for (i) the filing of the Articles of Merger, and other merger documents required under the Washington Statute, and (ii) the applicable requirements of the HSR Act, the execution, delivery and performance of this Agreement by Acquisition and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or result in any breach, in any material respects, of any of the provisions of, or constitute a material default under, result in a material violation of, or require any material authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Articles of Incorporation or Bylaws of Acquisition or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Acquisition is bound or affected, or any law, statute, rule or regulation to which Acquisition is subject.
7.04. Litigation. There is no claim, action, suit or proceeding or, to the best of Acquisition’s knowledge, threatened against or affecting Acquisition at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which might adversely affect, in any material respect, Acquisition’s performance under this Agreement or the consummation of the transactions contemplated hereby.
7.05. Brokerage. Acquisition has not retained any broker or finder in connection with the transactions contemplated by this Agreement and no fees shall be payable by Acquisition with respect thereto.
7.06. Due Diligence Investigation. Acquisition has been solely responsible for its own due diligence investigation of the Company, the Subsidiaries and the assets and properties of each of them and for its own analysis of the terms, merits and risks of the transactions contemplated hereby. Acquisition has been given an opportunity to request, and has requested, all information that it deems necessary to render a decision with respect to the transactions contemplated by this Agreement and has been given an opportunity to ask all questions it deems relevant to such decision. As of the date hereof, the directors of Acquisition have no actual knowledge of any facts which have caused any such director to conclude that the representations and warranties set forth in Article VI have been breached. Notwithstanding any implication to the contrary set forth in this Section 7.06, nothing in this Section 7.06 shall limit or be deemed to limit the effect of the representations and warranties set forth in Article VI hereof.

7.07. Disclosure. Neither this Agreement nor any of the schedules, attachments or exhibits hereto contains any untrue statement of a material fact by Acquisition or omits a material fact necessary to make the statements made by Acquisition, in light of the circumstances in which they were made, not misleading.
ARTICLE VIII
ADDITIONAL AGREEMENTS
8.01. Survival. All representations, warranties and agreements contained herein will survive the execution and delivery of thin Agreement and the Closing hereunder, regardless of any investigation made by Acquisition or on its behalf; provided that no action, suit or proceeding may be brought for indemnification pursuant to Section 8.02 below based upon a claim of breach of any provision hereof unless written notice of such claim is given by the Surviving Corporation to NCI (on behalf of the Shareholders) on or before April 30, 1989; provided further that notice of any claim for a breach of paragraph 6.11(c) may be made at any time prior to April 30, 1989 after the amount of the Tax Audit Liability is finally determined; provided further that claims may be made for a breach of paragraph 6.11(b) either against the Escrow (in which case notice of any such claim must be made on or before April 30, 1989) or against any Special Tax Refund (as defined at §8.03(c) below) which has not been delivered to the Shareholders (in which case notice of any such claim must be made prior to delivery of any such Special Tax Refund to the Shareholders.
8.02. Indemnification.
(a) The Surviving Corporation shall be indemnified against any loss, liability, damage and expense (including reasonable legal expenses and costs) which it may suffer, sustain, or become subject to, as a result of the breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement or in any agreement entered into by the Company for the benefit of Acquisition or the Surviving Corporation in connection with the transactions contemplated by this Agreement; provided that the the Surviving Corporation shall not be indemnified for breaches herein or therein (other than for a breach of paragraph 6.11(c) hereof), unless the aggregate amount of all losses, liabilities, damages and expenses for such claims (other than for a breach of paragraph 6.11(c) hereof) exceeds $500,000 (the “Basket”); provided further that the Surviving Corporation’s sole remedy for any indemnification permitted hereunder shall be satisfied from and to the extent of the Escrow. In no event shall any Shareholder have any liability for any breach of this Agreement or any other agreement entered into by the Company for the benefit of Acquisition or the Surviving Corporation in connection with the transactions contemplated by this Agreement in excess of such Shareholder’s interest in the Escrow. For the purpose of determining (i) whether the Company has breached a representation or warranty set forth in Article VI hereof and (ii) the extent of any indemnification required herein, the materiality set forth in Article VI shall be excluded. Except with respect to a breach of paragraph 6.11(c) hereof, no claim for loss, liability, damage or expense submitted incurred by Acquisition or the Surviving Corporation shall be made (or set-off against the casket) unless any such individual loss, liability, damage or expense (or any group of losses, liabilities, damages or expenses arising out of the same facts, circumstances or conditions) exceeds $10,000. In no event shall the Surviving Corporation have any liability whatsoever for any breaches of the representations and warranties of the company, and the Company and the Shareholders shall in no event seek contribution from the Surviving Corporation for any of such breaches. For the purposes of this Article VIII, all damages shall be computed net of any insurance proceeds received which reduces the damages that would otherwise be sustained; provided that the damages shall include any increase in the Surviving Corporation’s insurance premiums arising as a result of the payment of any such insurance proceeds.
(b) The Surviving Corporation agrees to indemnify the Shareholders and to hold them harmless against any loss, liability, damage or expense (including reasonable legal expenses and costs) which they may suffer, sustain, or become subject to as a result of a breach by Acquisition of a representation, warranty, covenant or agreement contained in this Agreement or in any agreement entered into by Acquisition for the benefit of the Shareholders in connection with the transactions contemplated by this Agreement.
8.03. Tax Refunds.
(a) In the event that after the Closing Date and on or before April 1, 1989, the Surviving Corporation and its consolidated, combined and/or unitary group (its “Group”) receives one or more Tax Refunds, the Surviving

Corporation will deposit, or will cause to be deposited, such Tax Refunds into the Escrow to the extent that the Tax Refunds do not exceed an amount equal to the greater of $500,000 or the Net Stock Option Tax Benefit (as such term is defined in paragraph 8.03(b) below) in the aggregate and will promptly deliver, or cause to be delivered, the excess (if any) of the Tax Refund over the greater of $500,000 or the Net Stock Option Tax Benefit to the Shareholders, pro rata based upon their ownership of the Company Common stock immediately prior to the Effective Time. In the event that., after April 1, 1989 the Surviving Corporation and its Group receive one or more Tax Refunds, the Surviving Corporation will promptly pay, or cause to he paid the amount of such Tax Refunds in the following manner: (i) first, to Golder, Thoma, Cressey Fund II (“GTC”) an amount (the “GTC Tax Refund Amount”) equal to (A) the amount deposited in the Escrow by GTC pursuant to paragraph 2(b) of the Escrow Agreement, minus (B) the amount (if any) which was theretofore distributed to GTC pursuant to paragraph 4(f)(ii) of the Escrow Agreement, minus (C) the amount, if any, which was theretofore distributed to GTC pursuant to this clause (i), plus (D) 10% interest (accrued on a daily basis, but compounded annually) on the Net GTC Exposure (as hereinafter defined), and (ii) second, to the Shareholders (pro rata based upon their ownership of the Company Common Stock immediately prior to the Effective Time) the remainder, if any, of the Tax Refund. The “Net GTC Exposure” as of any date means, as of such date, the amount referred to in clause (A) above, minus the amount referred to in such clause (B) above, minus the amount referred to in clause (C) above.
(b) As used herein, the term “Tax Refund” means any refund of Taxes previously paid by the Company or any actual reduction of Taxes that would have otherwise been due by the Surviving Corporation arising out of (i) deductions for the payment of additional interest and state and local income Taxes arising out of the Tax Audit Liability (other than deductions for interest accruing after the Effective Time on the first $1,175,749 of the Tax Audit Liability), (ii) the proposed amendment to the Company’s federal and state income tax returns to claim a capital loss which is estimated to result in a tax reduction or refund in the approximate amount of $500,000 on the sale of Intercole Bolling Corporation and (iii) the Net Stock Option Tax Benefit. As used herein, the term “Net Stock Option Tax Benefit” means the amount (if any) by which any refunds of Taxes previously paid by the Company or any actual reduction of Taxes that would have otherwise been due by the Surviving Corporation with respect to Tax periods ending on or before July 31, 1989, arising out of the exercise of, or the disposition of shares acquired as the result of the exercise of, options disclosed on the “Options Schedule” attached hereto exceeds $340,000. An actual reduction of such Taxes (other than any refund of Taxes previously paid by the Company) for the purpose of determining a Tax Refund will be deemed to occur in an amount equal to the difference between (A) the Taxes of the Surviving Corporation and its Group determined by taking into account the Tax deductions and losses referred to in clause (i), (ii) or (iii) and (B) the Taxes which the Surviving Corporation and its Group would have been required to pay without regard to such deductions or losses. Notwithstanding the foregoing, if the Surviving Corporation and its Group has not actually received a reduction in its Taxes on or before April 30, 1989 as a result of the deductions referred to in clause above, the Surviving Corporation and its Group will he doomed to have received such a reduction, calculated in accordance with the preceding sentence, as a result of the deductions referred to in clause (i) above if the Tax Audit Liability has been finally approved by the Internal Revenue Service, but only to the extent that the Surviving Corporation’s auditors advise the Surviving Corporation in writing that such deductions will either reduce the Surviving Corporation’s and its Group’s Taxes for the Tax year ending July 31, 1989 or result in a refund to the Surviving Corporation by a loss carry back (calculating any available loss carry back after giving effect to the capital loss referred to in clause (ii). NGI (on behalf of the Shareholders) will have the right to control the manner in which any Tax Refund is sought by the Surviving Corporation, provided that the Surviving Corporation will not be required to claim any deduction or loss with respect thereto unless, in the written opinion of the Surviving Corporation’s auditors, the Surviving Corporation is entitled to claim such deduction or loss in the manner proposed by NGI.
(c) In the event that after the Closing Date the Surviving Corporation or its Group receives one or more Special Tax Refunds (as hereinafter defined), the Surviving Corporation will promptly deliver (subject to the offset provisions of Section 8.01 hereof), or cause to be delivered such Special Tax Refunds to the Shareholders, pro rata based on their ownership of the Company Common Stock immediately prior to the Effective Time. As used herein, the term “Special Tax Refund” means any refund of Taxes previously paid by the Company or any actual reduction of Taxes that would have otherwise been due by the Surviving Corporation and its Group which results from any Tax deduction or loss arising pursuant to a claim for losses, liabilities, damages or expenses for which the Surviving Corporation has been indemnified pursuant to paragraph 8.02(a). An actual reduction of such Taxes will be deemed to occur in an amount equal to the difference between (i) the Taxes of the Surviving Corporation and its Group determined by taking into account such Tax deductions or losses and (ii) the Taxes which the Surviving Corporation and its Group would be required to pay without regard to such Tax deductions and losses. Notwithstanding the foregoing, if the Surviving Corporation and its Group has not actually received a reduction in its Taxes with respect to the Tax periods of the Surviving Corporation and its Group ending on or before July 31, 1989, as a result of the Tax deductions referred to above, the Surviving Corporation and its Group will be deemed to have received such a reduction in accordance with the preceding sentence, as a result of such deductions, but only to the extent that the Surviving Corporation’s auditors advise the Surviving Corporation in writing on or before October 31, 1989 that such deductions will either reduce the Surviving Corporation’s and its Group’s Taxes. with respect to the Tax period ending n July 31, 1989 or will result in a refund to the Surviving Corporation by a loss carry hack (calculating any available loss carry back after giving effect to the capital loss referred to in clause (ii) of Section 8.03(b)). NCI (on behalf of the Shareholders) will have the right to control the manner in which any Special Tax Refund sought by the Surviving Corporation, provided that the Surviving Corporation will not be required to claim any deduction or loss with respect thereto unless, in the written opinion of the Surviving Corporation’s auditors, the Surviving Corporation is entitled to claim such deduction or loss in the manner proposed by NGI.
8.04. Indemnification of Officers and Directors.
(a) From the Closing Date until the later of (i) three years following such date or (ii) the date on which the Surviving Corporation is sold (but in no event any later than six years following the Closing Date), the Surviving Corporation and each of the Subsidiaries shall maintain in effect their existing indemnification provisions for the benefit of their respective officers and directors set forth in their respective bylaws and charters with respect to actions or omissions occurring at or prior to the Closing Date. For the purposes of this Section 8.03, the Surviving Corporation shall have been sold if (i) there is a sale of all, or substantially all, of the Surviving Corporation’s assets or capital stock in any transaction or series of related transactions or (ii) there is any merger or consolidation to which the Company is a party if, after giving effect to such merger or consolidation, persons who were stockholders of the Surviving Corporation immediately prior to such merger or consolidation cease to own capital stock of the surviving or resulting corporation with the ordinary voting power to elect a majority of the board of directors of the surviving or resulting corporation.
(b) In the event that the Surviving Corporation or any Subsidiary (or any of their successors or assigns) (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case proper provisions shall be made so that the successors and assigns assume the obligations set forth in this Section 8.04.
(c) This Section 8.04 shall survive the Closing Date, is intended to benefit each of the officers and directors of the Company and the Subsidiaries (each of whom shall be entitled to enforce this Section 8.04 against the Surviving Corporation or any Subsidiary, as the case may be), and shall be binding on all successors and assigns of the Surviving Corporation or any Subsidiary, No amendment of this Section 8.04 which would or might have the effect of diminishing the indemnification due or available to any person entitled to indemnification under this Section 8.04 shall be made without the written consent of such person.
8.05. Designation of Shareholders’ Representative. By their approval hereof, the Shareholders hereby irrevocably appoint NGI as their representative for the purposes stated in this Agreement and the Escrow Agreement. In the event of NGI’s resignation or incapacity to discharge its obligations hereunder, and in the Escrow Agreement, the holders of a majority of the shares of Company Common Stock immediately prior to the Effective Time shall have the right to designate, upon written notice to the Surviving Corporation, a successor representative (which representative shall be reasonably satisfactory to the Surviving Corporation). The Shareholders hereby designates NGI to be their attorney-in-fact for the purposes of taking such action as may be necessary or appropriate to effectuate such representative’s duties set forth in this Agreement and authorize the Principal Shareholder to execute and deliver any and all documents in the name and on the behalf of such Shareholders as may be necessary to carry out the provisions of this Agreement.

ARTICLE IX
MISCELLANEOUS
9.01. Expenses. Except as otherwise expressly provided herein, each party will pay all of its expenses, including attorneys’ fees, in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated by this Agreement; provided that the fees and expenses of the Shareholders shall be paid by the Surviving Corporation. The Holdback shall be reduced by all fees and expenses of the Shareholders which are incurred or accrued by the Surviving Corporation in excess of $200,000. To the extent the Holdback has been reduced to zero, the Surviving Corporation shall be entitled to a distribution from the Escrow in an amount equal to such Shareholder fees and expenses (less any portion thereof that reduced the Holdback).
9.02. Press Releases and Announcements. No press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers and suppliers of the Company will be issued without the joint approval of NGI and Acquisition.
9.03. Variation and Amendment. This Agreement may be varied or amended at any time, before or after the adoption of this Agreement by the Shareholders, by action of the respective boards of directors of Acquisition and the Company, without action by the Shareholders thereof, provided that no such variance or amendment after the adoption of this Agreement by the Shareholders shall reduce the amount of cash which the holders of shares of Company Securities shall be entitled to receive at the Effective Time pursuant to this Agreement.
9.04. Best of Knowledge. For the purposes of this Agreement, the term “beet of the Company’s knowledge means (i) the actual knowledge of any of the key employees of the Company or any Subsidiary and (ii) the knowledge which any key employees of the Company or any Subsidiary should have obtained in the reasonable exercise of his or her duties and responsibilities, including diligence consistent with persons in a similar position.
9.05. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or mailed by first class mail, return receipt requested. Notices, demands and communications to the Company, NCI and Acquisition will, unless another address is specified in writing, be sent to the address indicated below:
Notices to the Company:
West Penn Wire Corporation
2833 West Chestnut Street
P.O. Box 762
Washington, PA 15301
Attention: Paul Olson
with a copy to:
Perkins Coie
P.O. Box C-11003
Seattle, Washington 98111-9003
Attention: Stewart M. Landefeld
Notices to NGI:
The Northern Group
3140 Bank of California Center
Seattle, WA 98164

Attention: Glenn Kalnasy
Michael Harris
with a copy to:
Perkins Coie
P.O. Box C-11003
Seattle, WA 98111-9003
Attention: Stewart M. Landefeld
Notices to Acquisition:
IC Acquisition Corporation
c/o Golder, Thome & Cressey
120 S. LaSalle Street
Chicago, Illinois 60603
Attention: Bryan C. Cressey
Richard C. Tuttle
with a copy to:
Kirkland & Ellis
655 Fifteenth Street, N.W.
Washington, D. C. 20005
Attention: Brian J. Richmand
9.06. Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted designs, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party without the prior written consent of the other parties hereto, except that such prior written consent shall not be required for an assignment by the Surviving Corporation in connection with its merger into another corporation or to an acquiror of substantially all of the assets of the Surviving Corporation, nor shall this provision 9.06 either bar or require any prior written consent to an assignment to a lender of the Surviving Corporation of the right to enforce this Agreement or any part thereof in connection with any loan financing provided by such lender to the Surviving Corporation.
9.07. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity the remainder of such provision or the remaining provisions of this Agreement.
9.08. No Strict Construction. The language used in this Agreement is the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.
9.09. Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.
9.10. Complete Agreement. This document and the documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.
9.11. No Third Party Beneficiaries. Except for the parties to this Agreement, the Shareholders and assignees of such parties as permitted in Section 9.06 hereof, no parties shall have any rights under this Agreement and no third party beneficiaries shall be created hereunder; provided that it is acknowledged and agreed that the sole stockholder of Acquisition, Intercole Holding Corporation, is a third party beneficiary of all rights of Acquisition and the Surviving Corporation under this Agreement.
9.12. Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.
9.13. Governing Law. The law of the State of Washington will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.
* * * * * *
IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

IC ACQUISITION CORPORATION

By	/s/ Richard C. Tuttle

Its President

INTERCOLE, INC.

By	/s/ MFO Harris

Its Vice President

THE NORTHERN CROUP, INC.

By	/s/ MFO Harris

Its Managing Director

Agreed and accepted for the
purposes of Section 8.03 hereof.

GOLDER, THOMA, CRESSEY FUND II

By	/s/ Bryan C. Cressey

Its General Partner

Exhibit B
AMENDMENT TO
ARTICLES OF INCORPORATION
OF
INTERCOLE INC.
The Articles of Incorporation of Intercole Inc., a Washington corporation, are hereby amended to change Article 4 therein in its entirety to be and read as follows:
ARTICLE 4. SHARES
4.1 Authorized Capital. The total number of shares of all classes of stock which the corporation shall have authority to issue is 21,000, of which (i) 1,000 shares shall be Common Stock of the par value of $1.00 per share and (ii) 20,000 shares shall be Preferred Stock of the par value of $1.00 per share.
4.2 Common Stock. The Common Stock shall entitle the holders thereof (i) to one vote per share on each proposition submitted to stockholders of this corporation for their vote thereon, (ii) to receive cash dividends pro rata (based on the number of shares outstanding), when and as declared by the Board of Directors, out of any funds of this corporation at the time legally available for the payment of dividends, and (iii) to receive the assets of this corporation available for the Common Stock remaining, after payment in full shall have been made to the holders of the Preferred Stock in accordance with the provisions of Section 4.3.4 below in the event of any liquidation, distribution or winding up of this corporation, pro rata (based on the numbers of shares outstanding).
4.3 Preferred Stock.
4.3.1 General. The designation of the Preferred Stock shall be “Cumulative Redeemable Preferred Stock.” (The Cumulative Redeemable Preferred Stock is referred to in this Article 4 as the “Preferred Stock.”)
4.3.2 Dividends.
(a) The Preferred Stock shall entitle the holders thereof to receive cumulative cash dividends, when and as declared by the board of directors of this corporation, out of any funds of this corporation at the time legally available for the payment of dividends, for each quarterly period ending on the last day of September, December, March and June in each year (each such period being hereinafter called a “quarterly dividend period”) at an initial annual rate per share equal to 13.25 percent which shall be in effect through June 30, 1989, and thereafter, for each twelve month period beginning on July 1 and ending on June 30 in the following calendar year (a “Rate Year”), commencing with the Rate Year beginning July 1, 1989, at an annual rate per share equal to 5.75 percent over the Federal Funds Rate (as hereinafter defined) for the Rate Year, which rates in either case shall be applied to the sum of (i) plus (ii) the amount of dividends on such share of Preferred Stock in arrears, if any, as of the commencement of such quarterly dividend period for which the amount of the dividend is being calculated; provided that dividends will cease to accrue on the amount of dividends referred to in this clause (ii) when, and to the extent, that dividends in arrears are paid after the commencement of such quarterly dividend period. For purposes of this Section 4.3.2(a), the Federal Funds Rate for any Rate Year shall mean the average of the bid and asked rates of interest on reserves traded among commercial banks for overnight use in amounts of $1,000,000 or more reported by “Telerate-The Financial Information Network”, a service of Telerate Systems, Inc., between 10:00 a.m. and 10:30 a.m. on the first business day in such Rate Year or, if such first business day of such Rate Year is a bank settlement day, the next preceeding business day (the “Rate Date”), or, if no such bid and asked rates are reported by “Telerate-The Financial Information Network” during such period, the average of the high and low rates of interest on such reserves on the Rate Date, as such and low rates are published in the Eastern Edition of The Wall Street Journal.

(b) Such dividends on the Preferred Stock for any quarterly dividend period shall be payable quarterly in arrears on the first day of October, January, April and July or, if such first day of October, January, April and July is not a business day, on the next succeeding business day (each day being hereinafter called “dividend payment date”), shall accrue daily and shall be cumulative from the date on which each share of the Preferred Stock shall have been originally issued, shall so accrue and be cumulative whether or not this corporation shall have had net profits or assets legally available for such dividends in any quarterly dividend payment period, and shall be calculated by multiplying the dividend rate for the quarterly dividend period set forth above by a fraction the numerator of which is the number of days in the applicable portion of a quarter or applicable quarter (which shall not exceed ninety (90)), and the denominator of which is 360. Holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than cumulative dividends in cash at the rate specified above.
(c) Any partial dividend on the Preferred Stock shall be distributed pro rata among all shares of Preferred Stock then outstanding.
(d) Unless the full amount of cumulative dividends on the Preferred Stock up to and including the next following dividend payment date shall have been paid, or declared and a sum sufficient for the payment thereof set apart, or in the event this corporation is in default in its redemption obligation under Section 4.3.3(c) below, neither this corporation nor any subsidiary of this corporation shall at any time (i) set aside or apply any sum for the purchase or redemption of any outstanding capital stock of this corporation or any subsidiary of this corporation of any class or series (whether by purchase or by redemption provisions or otherwise), or (ii) declare any dividend (other than a dividend payable in Common Stock of this corporation) on, or set aside or apply any sum for the payment of any dividend or other distribution on, the Common Stock or any other class of stock of this corporation or any subsidiary of this corporation, except the Preferred Stock.
(e) Nothing in this Section 4.3.2 shall be construed to prevent the declaration and payment by a subsidiary of this corporation of a dividend or distribution if and so long as this corporation is the sole party entitled to such payment.
(f) For the purposes of this Section 4.3.2, a corporation is a subsidiary of another corporation (the “parent”) if a majority of the subsidiary’s outstanding shares of capital stock ordinarily entitled to vote for the election of directors (excluding stock which is entitled to vote in the election of directors only upon the happening of some contingency such as failure to pay dividends) is owned by the parent and/or one or more of the parent’s subsidiaries. A corporation is also the subsidiary of another corporation if its parent is a subsidiary of such other corporation.
4.3.3 Redemption.
(a) The outstanding shares of the Preferred Stock (i) may be redeemed, as a whole or in part, in any year on the Rate Date at the option of this corporation expressed by resolution of its board of directors, or (ii) may be redeemed in whole (but not in part) on the effective date of any merger or other transaction of the kind described in clause (ii) of subsection (c) of this Section 4.3.3, at the option of this corporation expressed by resolution of its board of directors, in either case by payment in cash in an amount equal to $100 per share plus an amount equal to all unpaid cumulative dividends accrued thereon to the date of redemption (the “Redemption Date”), but such redemption under preceding clause (i) is permitted only if it (x) does not result in the violation of any of the negative covenants contained in that certain Credit and Note Purchase Agreement (the “Credit Agreement”) to be dated on or about July 13, 1988 by and among IC Acquisition Corporation, a Washington corporation, Intercole Holding Corporation, a Delaware corporation, The Prudential Insurance Company of America and Pruco Life Insurance Company by which Credit Agreement this corporation will be bound as the successor, in a merger, to IC Acquisition Corporation.
(b) Notice to the holders of the Preferred Stock to be redeemed pursuant to Section 4.3.3(a) shall be given by mailing to each of such holders a notice of such redemption, by first class mail, postage prepaid, not later than the thirtieth day before the Redemption Date, at their respective last addresses as the same shall appear upon the stock records of this corporation. The notice of redemption to each holder whose shares of Preferred Stock are to be redeemed shall specify the Redemption Date, the number of such holder’s shares to be redeemed, the redemption price payable therefor, where payment of such redemption price is to be made upon surrender of such shares, that accrued dividends to the Redemption Date will be paid, and that from and after the Redemption Date dividends thereon will cease to accrue. In the case of the redemption pursuant to clause (i) of subsection (a) of a part only of the Preferred Stock then outstanding, this corporation shall only redeem such share, in an amount equal to $500,000 or any multiple thereof, and the shares to be redeemed shall be selected on a pro rata basis, based upon the respective number of outstanding shares of Preferred Stock held by each holder of such outstanding shares.
(c) Each holder of the Preferred Stock shall have the right to require this corporation to redeem all or any part of the shares of Preferred Stock then held by such holder, for cash in an amount equal to $100 per share plus an amount equal to all unpaid cumulative dividends accrued thereon to the Redemption Date, at any time, or from time to time, on or after any of the following: (i) the first business day of August, 1998; (ii) the effective date of any merger (except for the merger of IC Acquisition Corporation, a Washington corporation, with and into this corporation and the merger of West Penn Wire Corporation, a Pennsylvania corporation, with and into this corporation) or consolidation, or sale, lease, transfer or other disposition of assets of this corporation, a subsidiary of this corporation or a parent or this corporation which (in the case of a consolidation, sale, lease, transfer or other disposition of assets of this corporation, a subsidiary of this corporation or a parent of this corporation), when added to all other assets theretofore sold, leased or disposed of by this corporation, its subsidiaries or parents would constitute all or substantially all of this corporation’s or its parent’s consolidated assets; or (iii) there has been sold to the public in an underwritten public offering or offerings pursuant to one or more registration statements filed with and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933 (or any successor statute providing for the registration of securities) shares of Common Stock of this corporation or the common stock of a parent of this corporation constituting greater than twenty percent (20%) of this corporation’s or its parent’s, as the case may be, outstanding common stock. Notice of any required redemption of shares of Preferred Stock pursuant to this Section 4.3.3(c) shall be given by the holder of such shares by mailing such notice to this corporation not later than the thirtieth day before the date fixed by the holder for the redemption, which will be the Redemption Date; provided, however, that in the event of a redemption pursuant to clause (ii) or (iii) of this Section 4.3.3(c), the Redemption Date shall be the later of such date or the date of closing of the transaction described in clause (ii) or (iii). Such notice (“Redemption Notice”) shall specify the shares to be tendered for redemption and the Redemption Date thereof (to the extent then determinable in the case of redemption pursuant to clause (ii) or (iii) of this Section 4.3.3(c)).
(d) Upon the redemption of shares of the Preferred Stock as herein provided, this corporation shall be obligated to pay to the holder of the shares so redeemed the redemption price, which shall include all unpaid cumulative dividends, if any, accrued to the Redemption Date, upon surrender of the certificates for such shares at the place designated in the Redemption Notice. Unless this corporation shall default in the payment of the redemption price (including all unpaid cumulative dividends, if any, accrued to the Redemption Date), dividends on each shares or Preferred Stock shall cease to accrue from and after the Redemption Date.
(e) All shares of Preferred Stock redeemed as hereinabove provided shall be retired and cancelled and shall not be reissued, and no shares shall be issued in lieu thereof or in exchange therefor, and this corporation may from Lime to time take such appropriate action as may be necessary to reduce the number of authorized shares of Preferred Stock accordingly.
4.3.4. Liquidation. In the event of any liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of this corporation available for holders of Preferred Stock shall be entitled to vote as a class (a) on these matters for which class voting is required by law including amendment of the Articles of Incorporation of this corporation to change the terms and provisions of the Preferred Stock, and (b) amendment of the Articles of Incorporation so as to create or authorize any stock ranking prior in any respect to the shares of Preferred Stock then outstanding, or as to create or authorize any stock convertible into stock ranking prior in any respect to the shares of Preferred Stock then outstanding, or issue any such prior ranking stock or stock convertible into such prior ranking stock.

May 6 1986
Secretary of State
State of Washington
ARTICLES OF MERGER
INTERCOLE INC.
AND
INTERCOLE SUBSIDIARY, INC.
Pursuant to the provisions of RCW 23A.20.050, the following Articles of Merger are executed in duplicate for the purpose of merging Intercole Inc., a California corporation (the “Disappearing Corporation”), into Intercole Subsidiary, Inc., a Washington corporation (the “Surviving Corporation”).
1. The Agreement and Plan of Merger approved by the board of directors of the Surviving Corporation is attached hereto as Exhibit A.
2. The number of shares of Common Stock of the Disappearing Corporation outstanding is 1,000, all of which shares are owned by the Surviving Corporation.
3. Since the Surviving Corporation is the sole shareholder of the Disappearing Corporation, it has not been necessary to mail the Agreement and Plan of Merger to shareholders. The Surviving Corporation has, however, executed a waiver of the thirty-day statutory notice period.
Dated: May 6, 1986

INTERCOLE SUBSIDIARY, INC.

By	/s/ W.A. Coleman

5364K

May 6 1986
Secretary of State
State of Washington
AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made as of May 6, 1986 by and between INTERCOLE SUBSIDIARY, INC. a Washington corporation (“Subsidiary”) and INTERCOLE INC., a California corporation (“Intercole”). Subsidiary and Intercole are sometimes collectively referred to in this Agreement as the “Constituent Corporations.”
RECITALS
A. Subsidiary is a corporation organized and existing under the laws of the State of Washington, with its principal office in Seattle, Washington.
B. Intercole is a corporation organized and existing under the laws of the State of California, with its principal office in Laguna Hills, California.
C. The authorized capital stock of Subsidiary consists of 50,000 shares of common stock having a par value of $1.00 per share, of which 10,534 shares have been duly issued and are outstanding on the date hereof, and 17,500 shares of preferred stock having a par value of $1.00 per share, all of which have been duly issued and are outstanding on the date hereof.
D. The authorized capital stock of Intercole consists of 5,000,000 shares of common stock having a par value of $1.00 per share, of which 1,000 shares have been duly issued and are outstanding on the date hereof.
E. Intercole is a wholly-owned subsidiary of Subsidiary.
F. It is deemed advisable and in the best interests of each corporation and the shareholders thereof that Intercole be merged into Subsidiary as authorized by the laws of the State of Washington and the State of California and pursuant to the terms and conditions of this Agreement.
AGREEMENTS
In consideration of the foregoing recitals and of the covenants and agreements hereinafter set forth and for the purpose of prescribing the terms and conditions of such merger, the parties agree as follows:
1. Merger. Intercole shall be merged into Subsidiary (hereinafter sometimes called the “Surviving Corporation”) pursuant to Chapter 23A.20 of the Revised Code of Washington and Chapter 11 of California General Corporation Law and in accordance with the terms and conditions of this Agreement. Upon completion of the following events:
(a) the approval of the plan of merger as stated herein by the Board of Directors of Subsidiary;
(b) the execution in duplicate by an officer of Subsidiary of Articles of Merger incorporating this Agreement, the filing of such Articles of Merger with the Secretary of State of the State of Washington, the filing of this Agreement with the Secretary of State of the State of California, and the issuance of a Certificate of Merger by the Secretary of State of the State of Washington;
(c) the merger shall be deemed effective and the date of completion shall be the “date of the merger” as that phrase is used herein.

2. Articles of Incorporation. The Articles of Incorporation of Subsidiary in effect on the date of the merger shall be and remain the Articles of Incorporation of the Surviving Corporation until the same shall be altered, amended or repealed as therein provided, except that the name of the Surviving Corporation shall be “Intercole Inc.”
3. Bylaws. The Bylaws of Subsidiary in effect on the date of the merger shall be and remain the Bylaws of the Surviving Corporation until the same shall be altered, amended or repealed as therein provided.
4. Directors and Officers. The directors and officers of Subsidiary shall continue in office as the directors and officers of the Surviving Corporation and shall hold office in accordance with and subject to the Articles of Incorporation and Bylaws of the Surviving Corporation.
5. Cancellation of Shares. Concurrently with the consummation of the merger contemplated herein, all of the outstanding stock of Intercole will be cancelled.
6. Name. On the date of the merger, the name of the Surviving Corporation shall be Intercole Inc.
7. Rights, Duties, Powers, Liabilities, Etc. On the date of the merger, the separate existence of Intercole shall cease and Intercole shall be merged in accordance with the provisions of this Agreement into the Surviving Corporation which shall possess all the properties and assets, and all the rights, privileges, powers, immunities and franchises, of whatever nature and description, and shall be subject to all restrictions, disabilities, duties and liabilities, of each of the Constituent Corporations; and all such things shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested by deed or otherwise in either, of the Constituent Corporations, shall not revert or be in any way impaired by reason of such merger, but shall pass to and be owned by the Surviving Corporation without further act or deed. Any claim existing or action or proceeding, whether civil, criminal or administrative, pending by or against either Constituent Corporation, may be prosecuted to judgment or decree as if such merger had not taken place, and the Surviving Corporation may be substituted in any such action or proceeding.
8. Implementation.
8.1 Each of the Constituent Corporations hereby agrees that at any time or from time to time as and when requested by the Surviving Corporation, or by its successors or assigns, it will so far as it is legally able, execute and deliver, or cause to be executed and delivered in its name by its last acting officers, or by the corresponding officers of the Surviving Corporation, each of whom is hereby irrevocably appointed as attorney-in-fact for such purposes, all such conveyances, assignments, transfers, deeds or other instruments, and will take or cause to be taken such further or other actions as the Surviving Corporation, its successors or assigns, may deem necessary or desirable in order to evidence the transfer, vesting and devolution of any property, right, privilege, power, immunity or franchise to vest or perfect in or confirm to the Surviving Corporation, its successors or assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises and interests referred to in this Agreement and otherwise to carry out the intent and purposes hereof.
8.2 Each of the Constituent Corporations shall take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under the laws of the State of Washington and the State of California to consummate and make effective the merger.
9. Termination. This Agreement may be terminated for any reason, at any time before the filing of Articles of Merger with the Secretary of State of the State of Washington or the filing of this Agreement with the Secretary of State of the State of California, by resolution of the Board of Directors of each of the Constituent Corporations.
10. Amendment. This Agreement may, to the extent permitted by law, be amended, supplemented or interpreted at any time by action taken by the Board of Directors of each of the Constituent Corporations.
Executed this 6 day of May, 1986.

INTERCOLE SUBSIDIARY, INC.

By	/s/ WA Coleman

Its

INTERCOLE INC.

By	/s/ WA Coleman

Its

FILED
APR 14 1986
Secretary of State
State of Washington
ARTICLES OF MERGER
INTER HOLDINGS, INC.
AND
INTERCOLE SUBSIDIARY, INC.
Pursuant to the provisions of RCW 23A.20.040, the following Articles of Merger are executed in duplicate for the purpose of merging Inter Holdings, Inc., a Washington corporation (the “Disappearing Corporation”), into Intercole Subsidiary, Inc., a Washington corporation (the “Surviving Corporation”).
1. The Agreement and Plan of Merger approved by the shareholders of the Disappearing Corporation and the Surviving Corporation is attached hereto as Exhibit A.
2. The number of shares of the Disappearing Corporation outstanding and entitled to vote was 10,534. All 10,534 shares outstanding voted for the Agreement and Plan of Merger. The number of shares of the Disappearing Corporation outstanding and not entitled to vote was 17,500.
3. The number of shares of the Surviving Corporation outstanding and entitled to vote was 100. All 100 shares outstanding voted for the Agreement and Plan of Merger.
Dated: April 14, 1986

INTER HOLDINGS, INC.

By	/s/ MFO Harris

INTERCOLE SUBSIDIARY, INC.

By	/s/ MFO Harris

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made as of April 14, 1986 by and between INTER HOLDINGS, INC., a Washington corporation (“Holdings”) and INTERCOLE SUBSIDIARY, INC., a Washington corporation (“Subsidiary”). Holdings and Subsidiary are sometimes collectively referred to in this Agreement as the “Constituent Corporations.”
RECITALS
A. Holdings is a corporation organized and existing under the laws of the State of Washington, with its principal office in Seattle, Washington.
B. Subsidiary is a corporation organized and existing under the laws of the State of Washington, with its principal office in Seattle, Washington.
C. The authorized capital stock of Holdings consists of 50,000 shares of common stock having a par value of $1.00 per share, of which 10,534 shares have been duly issued and are outstanding on the date hereof, and 17,500 shares of preferred stock having a par value of $1.00 per share, all of which have been duly issued and are outstanding on the date hereof.
D. The authorized capital stock of Subsidiary consists of 50,000 shares of common stock having a par value of $1.00 per share, of which 100 shares have been duly issued and are outstanding on the date hereof, and 17,500 shares of preferred stock having a par value of $1.00 per share, none of which is issued and outstanding.
E. Subsidiary is a wholly-owned subsidiary of Intercole Inc., a California corporation (“Intercole”).
F. Intercole is a wholly-owned subsidiary of Holdings.
G. It is deemed advisable and in the best interests of each corporation and the shareholders thereof that Holdings be merged into Subsidiary as authorized by the laws of the State of Washington and pursuant to the terms and conditions of this Agreement.
AGREEMENTS
In consideration of the foregoing recitals and of the covenants and agreements hereinafter set forth and for the purpose of prescribing the terms and conditions of such merger, the parties agree as follows:
1. Merger. Holdings shall be merged into Subsidiary (hereinafter sometimes called the “Surviving Corporation”) pursuant to Chapter 23A.20 of the Revised Code of Washington and in accordance with the terms and conditions of this Agreement. Upon completion of the following events:
(a) the approval of the plan of merger as stated herein by the Board of Directors of each of the Constituent Corporations;
(b) the approval of the plan of merger as stated herein by the holders of at least two-thirds of the voting stock of each of the Constituent Corporations;
(c) the execution in duplicate by each of the Constituent Corporations of Articles of Merger incorporating this Agreement, the filing of such Articles of Merger with the Secretary of State of the State of Washington and the issuance of a Certificate of Merger by the Secretary of State of the State of Washington; and
(d) the merger shall be deemed effective and the date of completion shall be the “date of the merger” as that phrase is used herein.

2. Articles of Incorporation. The Articles of Incorporation of Subsidiary in effect on the date of the merger shall be and remain the Articles of Incorporation of the Surviving Corporation until the same shall be altered, amended or repealed as therein provided.
3. Bylaws. The Bylaws of Subsidiary in effect on the date of the merger shall be and remain the Bylaws of the Surviving Corporation until the same shall be altered, amended or repealed as therein provided.
4. Directors and Officers. The directors and officers of Holdings shall be the directors and officers of the Surviving Corporation and shall hold office in accordance with and subject to the Articles of Incorporation and Bylaws of the Surviving Corporation.
5. Conversion of Shares. Concurrently with the consummation of the merger contemplated herein:
(a) all of the outstanding stock of Subsidiary will be cancelled;
(b) each share of common stock of Holdings issued and outstanding immediately prior to the date of the merger shall automatically and without any action on the part of the holder thereof be changed and converted upon the date of the merger into one share of common stock of the Surviving Corporation; and
(c) each share of preferred stock of Holdings issued and outstanding immediately prior to the date of the merger shall automatically and without any action on the part of the holder thereof be changed and converted upon the merger into one share of preferred stock of the Surviving Corporation.
6. Stock Options. Each stock option to purchase Holdings common stock outstanding under the 1985 Incentive Stock Option Plan of Inter Holdings, Inc. and the Inter Holdings, Inc. 1985 Stock Option Plan that has not been exercised prior to the date of merger shall remain outstanding and shall automatically be converted into an option to purchase, on the same terms as the option to purchase Holdings common stock, the same number of shares of common stock of the Surviving Corporation.
7. Rights, Duties, Powers, Liabilities, Etc. On the date of the merger, the separate existence of Holdings shall cease and Holdings shall be merged in accordance with the provisions of this Agreement into the Surviving Corporation which shall possess all the properties and assets, and all the rights, privileges, powers, immunities and franchises, of whatever nature and description, and shall be subject to all restrictions, disabilities, duties and liabilities, of each of the Constituent Corporations; and all such things shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested by deed or otherwise in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of such merger, but shall pass to and be owned by the Surviving Corporation without further act or deed. Any claim existing or action or proceeding, whether civil, criminal or administrative, pending by or against either Constituent Corporation, may be prosecuted to judgment or decree as if such merger had not taken place, and the Surviving Corporation may be substituted in any such action or proceeding.
8. Implementation.
8.1 Each of the Constituent Corporations hereby agrees that at any time or from time to time as and when requested by the Surviving Corporation, or by its successors or assigns, it will so far as it is legally able, execute and deliver, or cause to be executed and delivered in its name by its last acting officers, or by the corresponding officers of the Surviving Corporation, each of whom is hereby irrevocably appointed as attorney-in-fact for such purposes, all such conveyances, assignments, transfers, deeds or other instruments, and will take or cause to be taken such further or other actions as the Surviving Corporation, its successors or assigns, may deem necessary or desirable in order to evidence the transfer, vesting and devolution of any property, right, privilege, power, immunity or franchise to vest or perfect in or confirm to the Surviving Corporation, its successors or assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises and interests referred to in this Agreement and otherwise to carry out the intent and purposes hereof.

8.2 Each of the Constituent Corporations shall take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under the laws of the State of Washington to consummate and make effective the merger.
9. Capital. On the date of the merger:
(a) the outstanding shares of common stock and preferred stock of the Surviving Corporation into which the outstanding shares of common stock and preferred stock of Holdings shall have been converted in accordance with the provisions of paragraph 5 hereof shall be issued and outstanding; and
(b) there shall be credited to the capital stock account of the Surviving Corporation an amount equal to the capital stock account of Holdings.
10. Termination. This Agreement may be terminated for any reason, at any time before the filing of Articles of Merger with the Secretary of State of the State of Washington, by resolution of the Board of Directors of each of the Constituent Corporations.
11. Amendment. This Agreement may, to the extent permitted by law, be amended, supplemented or interpreted at any time by action taken by the Board of Directors of each of the Constituent Corporations.
Executed this 14th day of April, 1986.

INTER HOLDINGS, INC.

By	/s/ MFO Harris

Its

INTERCOLE SUBSIDIARY, INC.

By	/s/ MFO Harris

Its

APR 9, 1986
ARTICLES OF INCORPORATION
OF
INTERCOLE SUBSIDIARY, INC.
I, the undersigned person of the age of eighteen years or more, as incorporator of a corporation under the Washington Business Corporation Act, adopt the following Articles of Incorporation:
ARTICLE 1. NAME
The name of this corporation is Intercole Subsidiary, Inc.
ARTICLE 2. DURATION
The period of this corporation’s duration shall be perpetual.
ARTICLE 3. PURPOSES AND POWERS
The purpose of this corporation is to engage in any business, trade or activity which may lawfully be conducted by a corporation organized under the Washington Business Corporation Act.
This corporation shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the purposes of this corporation and to exercise any and all powers authorized or permitted under any laws that may be now or hereafter applicable or available to this corporation.
ARTICLE 4. SHARES
4.1 Authorized Capital. The total number of shares which this corporation is authorized to issue is 67,500, consisting of 50,000 shares of Common Stock having a par value of $1.00 per share (“Common Stock”) and 17,500 shares of Preferred Stock having a par value of $1.00 per share (“Preferred Stock”).
4.2 Common Stock. In addition to the provisions of this Section 4.2, the Common Stock is subject to the rights and preferences of the Preferred Stock as hereinafter set forth.
4.2.1 Dividend Rights. The holders of record of outstanding shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.
4.2.2 Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in subsection 4.3.2 of this Article 4.
4.2.3 Redemption. The shares of Common Stock are not redeemable. This corporation may acquire shares of Common Stock in accordance with RCW 23A.08.030, and shares so acquired shall, upon acquisition, constitute authorized but unissued shares.
4.2.4 Voting Rights. The holders of record of outstanding shares of Common Stock shall have voting rights and powers as may be provided by law, and each such holder shall have one vote in respect of each share of Common Stock held by him or her.
4.3 Preferred Stock. The rights, preferences, privileges and limitations granted to and imposed on the Preferred Stock are as set forth below in this Section 4.3. Unless specified otherwise, all cross-references in this Section 4.3 are to other paragraphs contained herein.

4.3.1 Dividend Rights. No dividend or other distribution shall be paid at any time on the Preferred Stock.
4.3.2 Liquidation. Upon any liquidation, dissolution or winding up of this corporation, the holders of Preferred Stock will be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to $100.00 per share outstanding, and the holders of Preferred Stock will not be entitled to any further payment. If upon such liquidation, dissolution or winding up of this corporation, this corporation’s assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate number of shares of the Preferred Stock held by each such holder. Neither the consolidation or merger of this corporation into or with any other corporation or corporations, nor the sale or transfer by this corporation of all or any part of its assets, nor the reduction of the capital stock of this corporation, will be deemed to be a 1iquidation, dissolution or winding up of this corporation within the meaning of this paragraph 4.3.2.
4.3.3 Redemptions.
(a) Optional Redemptions. This corporation may, at any time, if permitted by law and by the terms of the Credit Agreement, redeem the outstanding shares of Preferred Stock by paying in cash therefor $100.00 per share.
(b) Mandatory Redemption. On April 15, 1991 (the “Mandatory Redemption Date”) or as soon thereafter as permitted by law and by the terms of the Credit Agreement, this corporation shall redeem all outstanding shares of Preferred Stock by paying in cash therefor $100.00 per share.
(c) Redemption Price. For each share which is to be redeemed, this corporation will be obligated on the date of redemption to pay to the holder thereof (upon surrender by such holder at this corporation’s principal office of the certificate representing such share) an amount in immediately available funds equal to $100.00 per share. If the funds of this corporation legally available or permitted under the Credit Agreement to be paid for redemption of shares on any redemption date are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available and so permitted under the Credit Agreement to be paid will be used to redeem the maximum possible number of shares ratably among the holders of the Preferred Stock to be redeemed based upon the aggregate number of such shares held by each such holder. At any time thereafter when additional funds of this corporation are legally available and so permitted to be paid for the redemption of shares of Preferred Stock, such funds will immediately be used to redeem the balance of the shares which this corporation has become obligated to redeem on any redemption date but which it has not redeemed.
(d) Notice of Redemption. This corporation will mail written notice of each redemption of Preferred Stock to each record holder thereof not less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed shares.
(e) Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock which are redeemed or otherwise acquired by this corporation will be cancelled and will not be reissued, sold or transferred.
(f) Other Redemptions or Acquisitions. Neither this corporation nor any Subsidiary will redeem or otherwise acquire any Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Preferred Stock on the basis of the number of shares owned by each such holder.
(g) Disposition of Northern Shares. If a Disposition of Northern Shares has occurred or is about to occur, this corporation will notify each holder of Preferred Stock in writing of such Disposition of Northern Shares as soon as practicable, but in any event not later than 10 days after the occurrence thereof. The holder or holders of a majority of the Preferred Stock then outstanding may require this corporation to redeem all or any portion of the Preferred Stock owned by such holder or holders at a price per share equal to the $100.00 by giving written notice to this corporation of such election within 30 days after the occurrence of the Disposition of Northern Shares. This corporation will give written notice of such election to the other holders of Preferred Stock within 40 days after the occurrence of such Disposition of Northern Shares, and each such holder will have until 50 days after the occurrence of the Disposition of Northern Shares to request redemption (by giving written notice to this corporation) of all or any portion of the Preferred Stock owned by such holder. Upon receipt of such election(s), this corporation will be obligated to redeem the number of shares specified therein within 60 days after the occurrence of such Disposition of Northern Shares. The term “Disposition of Northern Shares” means (i) the sale or other transfer by the Northern Investment Limited Partnership, a Washington limited partnership (“Northern”), to Persons other than its affiliates of at least 1,050 shares of Common Stock in the aggregate (as such number may be equitably adjusted in the case of stock dividends, stock splits or recapitalizations) or (ii) any merger or consolidation of this corporation after giving effect to which Northern and its affiliates own a percentage of each class of equity securities (other than Preferred Stock) of the surviving or resulting corporation which is less than the percentage of the outstanding Common Stock owned by Northern and its affiliates immediately prior to such merger or consolidation.
4.3.4 Events of Noncompliance. An Event of Noncompliance will be deemed to have occurred if:
(a) this corporation fails to redeem all shares of Preferred Stock on the Mandatory Redemption Date or make any other redemption payment it is obligated to make; provided that if such redemption payment on the Mandatory Redemption Date is not then permissible under or would violate the Credit Agreement, then such failure to redeem the Preferred Stock on the Mandatory Redemption Date shall not constitute an Event of Noncompliance unless such failure continues for a period of one year beyond the Mandatory Redemption Date;
(b) this corporation breaches or otherwise fails to perform or observe any other covenant or agreement set forth herein or in the Purchase Agreement or the Registration Agreement;
(c) any representation or warranty contained in the Purchase Agreement or required to be furnished to any holder of Preferred Stock pursuant to the Purchase Agreement, or any information contained in writing furnished by this corporation or any Subsidiary to any holder of Preferred Stock, is false or misleading in any material respect on the date made or furnished;
(d) this corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating this corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to this corporation or any Subsidiary is entered under the Federal Bankruptcy Code; or this corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of this corporation or any Subsidiary or of any substantial part of the assets of this corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to this corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced against this corporation or any Subsidiary and either (i) this corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (ii) such petition, application or proceeding is not dismissed within 60 days;
(e) a judgment in excess of $500,000 is rendered against this corporation or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or
(f) this corporation or any Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $500,000 to become due prior to its stated maturity.
4.3.5 Consequences of Events of Noncompliance.
(a) If an Event of Noncompliance has occurred and continued for a period of 90 days the holder or holders of a majority of the Preferred Stock then outstanding may demand (by written notice delivered to this corporation) immediate redemption of all or any portion of the Preferred Stock owned by such holder or holders at a price per share equal to $100.00. This corporation will give prompt written notice of such election to the other holders of Preferred Stock (but in any event within 10 days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder’s Preferred Stock by giving written notice thereof to this corporation within 15 days after receipt of this corporation’s notice. This corporation will redeem all Preferred Stock as to which rights under this paragraph have been exercised within 30 days after receipt of the initial demand for redemption.
(b) If any Event of Noncompliance has occurred and has continued for 45 days, the number of directors constituting this corporation’s board of directors will, at the request of the holders of a majority of the Preferred Stock then outstanding, be increased by such number as will constitute a minimum majority of the board of directors, and the holders of Preferred Stock will have the special right, voting separately as a single class (with each share being entitled to one vote) and to the exclusion of all other classes of this corporation’s stock, to elect individuals to fill such newly created directorships, to remove any individuals elected to such directorships and to fill any vacancies in such directorships. The special right of the holders of Preferred Stock to elect members of the board of directors may be exercised at the special meeting called pursuant to this subparagraph (b), at any annual or special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. Such special right will continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right will terminate subject to revesting upon the occurrence and continuation of any Event or Noncompliance which gives rise to such special right hereunder.
At any time when such special right has vested in the holders of Preferred Stock, a proper officer of this corporation will, upon the written request of the holder of at least 10% of the Preferred Stock then outstanding, addressed to the secretary of this corporation, call a special meeting of the holders of Preferred Stock for the purpose of electing directors pursuant to this subparagraph. Such meeting will be held at the earliest legally permissible date at the principal office of this corporation, or at such other place designated by the holders of at least 10% of the Preferred Stock then outstanding. If such meeting has not been called by a proper officer of this corporation within 10 days after personal service of such written request upon the secretary of this corporation or within 20 days after mailing the same to the secretary of this corporation at its principal office, then the holders of at least 10% of the Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of this corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and will be held at this corporation’s principal office, or at such other place designated by the holders of at least 10% of the Preferred Stock then outstanding. Any holder of Preferred Stock so designated will be given access to the stock record books of this corporation for the purpose of causing a meeting of stockholders to be called pursuant to this paragraph.
At any meeting or at any adjournment thereof at which the holders of Preferred Stock have the special right to elect directors, the presence, in person or by proxy, of the holders of a majority of the Preferred Stock then outstanding will be required to constitute a quorum for the election or removal of any director by the holders of the Preferred Stock exercising such special right. The vote of a majority of such quorum will be required to elect or remove any such director.
Any director so elected by the holders of Preferred Stock will continue to serve as a director until the expiration of the lesser of (a) a period of six months following the date on which there is no longer any Event of Noncompliance in existence or (b) the remaining period of the full term for which such director has been elected. After the expiration of such six-month period or when the full term for which such director has been elected ceases (provided that the special right to elect directors has terminated), as the case may be, the number of directors constituting the hoard of directors of this corporation will decrease to such number as constituted the whole board of directors of this corporation immediately prior to the occurrence of the Event or Events of Noncompliance giving rise to the special right to elect directors.
(c) If any Event of Noncompliance exists, each holder of Preferred Stock will also have any other rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.
4.3.6 Voting Rights. Except as provided herein and as otherwise provided by law, the Preferred Stock will have no voting rights.

4.3.7 Registration of Transfer.
This corporation will keep at its principal office a register for the registration of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, this corporation will, at the request of the record holder of such certificate, execute and deliver (at this corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.
4.3.8 Replacement.
Upon receipt of evidence reasonably satisfactory to this corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to this corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, this corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
4.3.9 Definitions.
“Credit Agreement” means that certain Credit Agreement (as originally executed) dated April 16, 1985 between Intercole Acquisition Corporation, a California Corporation and wholly owned subsidiary of this corporation (“Acquisition”), and Manufactures Hanover Trust Company pursuant to which Acquisition has obtained a credit facility of up to $25,500,000.
“Junior Securities” means any of this corporation’s equity securities other than the Preferred Stock.
“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
“Purchase Agreement” means the Purchase Agreement by and between this corporation and Golder, Thoma, Cressey Fund II, an Illinois limited partnership, pursuant to which it is purchasing Preferred Stock, as such agreement may from time to time be amended in accordance with its terms.
“Registration Agreement” means the Registration Agreement as defined in the Purchase Agreement.
“Subsidiary” means any corporation of which the shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by this corporation either directly or indirectly through Subsidiaries.
4.3.10 Amendment and Waiver.
No amendment, modification or waiver will be binding or effective with respect to any provision of Section 4.3 without the prior written consent of the holders of at least 66-2/3% of the Preferred Stock outstanding at the time such action is taken.
4.3.11 Notices.
Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to this corporation, at its principal executive offices, and (ii) to any stockholder, at such holder’s address as it appears in the stock records of: this corporation (unless otherwise indicated by any such holder).

ARTICLE 5. PREEMPTIVE RIGHTS
No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.
ARTICLE 6. CUMULATIVE VOTING
The right to cumulate votes in the election of Directors shall exist with respect to shares of stock of this corporation.
ARTICLE 7. BYLAWS
The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to amend or repeal the Bylaws of this corporation and to adopt new Bylaws.
ARTICLE 8. REGISTERED OFFICE AND AGENT
The name of the initial registered agent of this corporation and the address of its initial registered office are as follows:
Lawco of Washington, Inc.
1900 Washington Building
Seattle, Washington 98101
ARTICLE 9. DIRECTORS
The number of Directors of this corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein. The initial Board of Directors shall consist of one (1) Director, and the name and address of the person who shall serve as Director until the first annual meeting of shareholders or until his successor is elected and qualifies is:
Michael F. O. Harris
700 Third Avenue, Suite 840
Seattle, Washington 98104
ARTICLE 10. AMENDMENTS TO ARTICLES OF INCORPORATION
This corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by law, and the rights of the shareholders of this corporation are granted subject to this reservation.
ARTICLE 11. INCORPORATOR
The name and address of the incorporator are as follows:
Stewart M. Landefeld
1900 Washington Building
Seattle, Washington 98101
Dated: April 8 1986

/s/ Stewart M. Landefeld
Stewart M. Landefeld, Incorporator

CONSENT TO APPOINTMENT AS REGISTERED AGENT
Lawco of Washington, Inc. hereby consents to serve as registered agent in the state of Washington for the following corporation: Intercole Subsidiary, Inc. Lawco of Washington, Inc. understands that as agent for the corporation, it will be its responsibility to accept service of process in the name of the corporation, to forward all mail and license renewals to the appropriate officer(s) of the corporation, and to notify the Office of the Secretary of State immediately of its resignation or of any changes in the address of the registered office of the corporation for which it is agent.
Dated: 4-8-86
LAWCO OF WASHINGTON, INC.

By	/s/ Steven Mikeon
Its	Vice President
Lawco of Washington, Inc.
1900 Washington Building
Seattle, Washington 98101
(Name and Address of Registered Agent)